UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14 (a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Diamond Offshore Drilling, Inc.
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(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

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DIAMOND OFFSHORE DRILLING, INC.

15415 Katy Freeway

Houston, Texas 77094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2012

To our Stockholders:

The 2012 annual meeting of stockholders of Diamond Offshore Drilling, Inc. will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10065 on Tuesday, May 22, 2012 at 11:30 a.m. local time for the following purposes:

(1)	To elect ten directors, each to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal;

(2)	To ratify the appointment of Deloitte & Touche LLP as the independent auditors for our company and its subsidiaries for fiscal year 2012;

(3)	To hold an advisory vote on executive compensation;

(4)	To approve our amended and restated Incentive Compensation Plan for Executive Officers; and

(5)	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

Our stockholders of record at the close of business on March 26, 2012 are entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. Stockholders who execute proxies solicited by our Board of Directors retain the right to revoke them at any time. Unless you revoke your proxy, your shares of common stock represented by your proxy will be voted at the annual meeting in accordance with the directions given in your proxy. If you do not specify a choice on your proxy, the proxy will be voted for the nominees for director named in the attached proxy statement, for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, for the resolution approving executive compensation and for approval of our amended and restated Incentive Compensation Plan for Executive Officers. The list of our stockholders may be examined at our executive offices at 15415 Katy Freeway, Suite 100, Houston, Texas 77094.

Additional information regarding the annual meeting is included in the attached proxy statement.

YOUR VOTE IS IMPORTANT. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE, OR IF YOU RECEIVED A PAPER COPY OF THE PROXY MATERIALS, BY SIGNING, DATING AND RETURNING THE PROXY CARD INCLUDED THEREWITH. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors

Sincerely,

William C. Long
Senior Vice President, General Counsel and Secretary

March 29, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 22, 2012.

The proxy statement, proxy card and our 2011 annual report to stockholders are available at: www.diamondoffshore.com/proxy

DIAMOND OFFSHORE DRILLING, INC.

15415 KATY FREEWAY

HOUSTON, TEXAS 77094

PROXY STATEMENT

For the 2012 Annual Meeting of Stockholders

to be held on May 22, 2012

ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors, or the Board, of Diamond Offshore Drilling, Inc., a Delaware corporation, which we refer to in this Proxy Statement as “we,” “us,” “our company” or “Diamond Offshore,” is providing you these proxy materials in connection with the Board’s solicitation of proxies from our stockholders for our 2012 annual meeting of our stockholders, or the Annual Meeting, and any adjournments and postponements of the Annual Meeting. The Annual Meeting will be held at The Regency Hotel, 540 Park Avenue, New York, New York 10065 on Tuesday, May 22, 2012 at 11:30 a.m. local time. We expect to begin mailing to our stockholders proxy materials or an Important Notice Regarding the Availability of Proxy Materials, or a Notice, containing instructions describing how to access our proxy materials, including this Proxy Statement and our Annual Report, by the Internet or by telephone and how to vote shares, on or about April 10, 2012. If you receive a Notice by mail you will not receive a printed copy of the proxy materials unless you specifically request it. Whether or not you plan to attend the Annual Meeting, you may submit a proxy to vote your shares by the Internet, telephone or mail as more fully described below.

What is the purpose of the Annual Meeting?

At the Annual Meeting, you and our other stockholders entitled to vote at the Annual Meeting are requested to act upon proposals to elect ten members of our Board of Directors to serve until our 2013 annual meeting of stockholders, to ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2012, to approve executive compensation by advisory vote and to approve our amended and restated Incentive Compensation Plan for Executive Officers, or Incentive Compensation Plan.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our common stock, par value $.01 per share, at the close of business on March 26, 2012, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held. Shares of our common stock represented by a properly submitted proxy will be voted at the Annual Meeting. On the record date, 139,027,909 shares of our common stock, which is our only outstanding class of voting securities, were outstanding and entitled to vote.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on March 26, 2012 and their accompanied guests, or the holders of their valid proxies, may attend the Annual Meeting. Each person attending the Annual Meeting will be asked to present valid government-issued picture identification, such as a driver’s license or a passport, before being admitted to the meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 26, 2012, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting and attendees will be subject to security inspections.

What constitutes a quorum?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

What vote is required to approve each item to be voted on at the Annual Meeting?

Majority Vote Standard for Election of Directors. Our Bylaws provide that a nominee for director in an uncontested election such as this one will be elected to the Board if all votes cast for that nominee’s election exceed the votes cast against his election. Shares that are voted to abstain with respect to any one or more nominees and broker non-votes will not be counted and will have no effect on the outcome of the voting for directors. In the event that an incumbent nominee does not receive a majority of the votes cast, the Board will require that director to tender his resignation and will establish a committee to consider whether to accept or reject that resignation. The Board will act on the committee’s recommendation and publicly disclose its decision.

Votes Required to Adopt Other Proposals. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to stockholders for consideration. Abstentions will be considered present for purposes of calculating the vote, but will not be considered to have been voted in favor of the matter voted upon, and since they are not affirmative votes for a proposal they will have the same effect as votes against the proposal. Broker non-votes will not be considered present for purposes of calculating the vote.

How does the Board recommend that I vote?

Our Board of Directors recommends that you vote for each of the nominees for director named in this Proxy Statement, for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2012, for the resolution approving executive compensation and for approval of our Incentive Compensation Plan.

How do I vote?

You may vote in person at the Annual Meeting or you may give us your proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. As described below, you can change your vote at the Annual Meeting. You can vote by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail as described below. The telephone and Internet voting procedures have been provided for your convenience and are designed to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. If you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the proxy card. If you are a holder of record and received your Proxy Statement and Annual Report by mail, you can vote by signing, dating and completing the proxy card included therewith and returning it by mail in the enclosed postpaid envelope. If you received a Notice and wish to vote by traditional proxy card, you may receive a full printed set of the proxy materials for the Annual Meeting at no charge through one of the following methods: (i) by the Internet at: www.proxyvote.com; (ii) by telephone at: 1-800-579-1639; or (iii) by e-mail at sendmaterial@proxyvote.com. Once you receive the Proxy Statement, Annual Report and proxy card, please sign, date and complete the proxy card and return it in the enclosed postpaid envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

Can I change my vote after I return my proxy card?

Yes. Your proxy may be revoked at any time before its exercise by sending written notice of revocation to William C. Long, Corporate Secretary, Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, or by signing and delivering a proxy which is dated later, or, if you attend the Annual Meeting in person, by giving notice of revocation to the Inspectors of Election referred to below at the Annual Meeting.

How will votes be recorded?

Votes will be tabulated by Broadridge Financial Solutions, Inc., and the results will be certified by one or more inspectors of election who are required to resolve impartially any interpretive questions as to the conduct of the vote, whom we refer to as the Inspectors of Election. In tabulating votes, the Inspectors of Election will make a record of the number of shares voted for or against each nominee and each other matter voted upon, the number of shares abstaining with respect to each nominee or other matter, and the number of shares held of record by broker-dealers and present at the Annual Meeting but not voting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K following the Annual Meeting.

What is the date of this Proxy Statement?

The date of this Proxy Statement is March 29, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, at March 20, 2012 unless otherwise indicated, as to all persons who, to our knowledge, were the beneficial owners of 5% or more of the outstanding shares of our common stock, which is our only outstanding class of voting securities. All shares reported were owned beneficially by the persons indicated unless otherwise indicated below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Loews Corporation	70,104,620	(1)	50.4%
	667 Madison Avenue
	New York, NY 10065-8087

(1)	Loews Corporation has sole investment power and sole voting power over the shares.

Loews Corporation, or Loews, is a holding company. In addition to us, its principal subsidiaries are CNA Financial Corporation, a 90% owned subsidiary engaged in commercial property and casualty insurance; HighMount Exploration & Production LLC, a wholly owned subsidiary engaged in exploration and production of natural gas and oil; Boardwalk Pipeline Partners, LP, a 61% owned subsidiary engaged in the operation of interstate natural gas transportation and storage systems; and Loews Hotels Holding Corporation, a wholly owned subsidiary engaged in the operation of hotels.

Because Loews holds a majority of the outstanding shares of our common stock, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other stockholders. We understand that Loews intends to vote for the election of the ten nominees for the Board of Directors, for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors, for the resolution approving executive compensation and for approval of our Incentive Compensation Plan. There are no agreements between us and Loews with respect to the election of our directors or officers or with respect to the other matters which may come before the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the amount and nature of beneficial ownership of our common stock and of the common stock, par value $1.00 per share, of Loews, or Loews Common Stock, beneficially owned by each of our directors and nominees for director, each of our executive officers named in the Summary Compensation Table below, and all of our directors and executive officers as a group, as of March 1, 2012. All of our directors and executive officers individually and as a group own less than 1% of our common stock. Except as otherwise noted, the named beneficial owner has sole voting power and sole investment power with respect to the number(s) of shares shown below. The number of shares included with respect to stock appreciation rights, or SARs, granted under our Second Amended and Restated 2000 Stock Option Plan, as amended, or the Stock Option Plan, is the number of shares of our common stock each person would have received had they exercised their SARs, based on the fair market value per share ($68.68) of our common stock, determined in accordance with the terms of our Stock Option Plan, on March 1, 2012.

Name of Beneficial Owner	Shares of Our Common Stock	Shares of Loews Common Stock	% of Loews Common Stock
James S. Tisch (1)	29,135	15,223,093	3.8%
Lawrence R. Dickerson (2)	6,558	0	*
John R. Bolton (3)	1,236	0	*
Charles L. Fabrikant (4)	1,454	0	*
Paul G. Gaffney II (5)	2,454	0	*
Edward Grebow (4)	454	1,500	*
Herbert C. Hofmann (6)	284	16,919	*
Clifford M. Sobel (4)	189	0	*
Andrew H. Tisch (7)	284	14,555,097	3.7%
Raymond S. Troubh (8)	8,454	30,000	*
Gary T. Krenek (9)	2,077	0	*
John M. Vecchio (10)	775	0	*
William C. Long (11)	6,273	0	*
Lyndol L. Dew (4)	613	0	*
All Directors and Executive Officers as a Group (15 persons including those listed above) (12)	60,546	29,826,609	7.5%

*	Less than 1% of the Loews Common Stock.

(1)

The number of shares of our common stock includes 24,135 shares of common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. The number of shares of Loews Common Stock includes 202,423 shares of Loews Common Stock issuable upon the exercise of options and SARs granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 10,376,799 shares held by trusts of which Mr. J.S. Tisch is the managing trustee (inclusive of 760,763 shares held in trust for his benefit), and 270,000 shares held by a charitable foundation as to which Mr. J.S. Tisch has shared voting and investment power.

(2)

Includes 1,723 shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. Also includes 4,835 shares held by virtue of Mr. Dickerson’s investment in our common stock pursuant to our Retirement Plan described below in “Compensation Discussion and Analysis—Employee Benefits”, in which he shares voting and investment power with his spouse.

(3)	Includes 382 shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter.
(4)

The number of shares of our common stock represents shares of our common stock issuable upon the exercise of options and/or SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter.

(5)

Includes 1,454 shares of our common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter, including 1,000 shares as to which he shares voting and investment power with his spouse.

(6)

The number of shares of our common stock represents shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. The number of shares of Loews Common Stock represents shares of Loews Common Stock issuable upon the exercise of options and SARs granted under the Loews Corporation Stock Option Plan which are currently exercisable.

(7)

The number of shares of our common stock represents shares of common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. The number of shares of Loews Common Stock includes 202,423 shares of Loews Common Stock issuable upon the exercise of options and SARs granted under the Loews Corporation Stock Option Plan which are currently exercisable. The number of shares of Loews Common Stock also includes 14,282,674 shares held by trusts of which Mr. A.H. Tisch is the managing trustee (inclusive of 5,352,965 shares held in trust for his benefit), and 70,000 shares held by a charitable foundation as to which Mr. A.H. Tisch has shared voting and investment power.

(8)

The number of shares of our common stock includes 3,454 shares of our common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter.

(9)

Includes 613 shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. Also includes 1,464 shares held by virtue of Mr. Krenek’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse.

(10)

Includes 770 shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. Also includes 5 shares held by virtue of Mr. Vecchio’s investment in our common stock pursuant to our Retirement Plan, in which he shares voting and investment power with his spouse.

(11)

Includes 3,997 shares of our common stock issuable upon the exercise of options and SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter. Also includes 2,276 shares held by virtue of Mr. Long’s investment in our common stock pursuant to our Retirement Plan.

(12)

The number of shares of our common stock owned by all directors and executive officers as a group includes 306 shares of our common stock issuable upon the exercise of SARs granted under our Stock Option Plan which are exercisable at March 1, 2012 or within 60 days thereafter, by our executive officer who is not a Named Executive Officer in the Summary Compensation Table below. See “Executive Compensation.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires that our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, file initial reports of ownership and reports of changes in ownership of our equity securities with the Securities and Exchange Commission, or the Commission, and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of these reports furnished to us and written representations that no report on Form 5 was required for 2011, we believe that no director, executive officer or beneficial owner of more than ten percent of our common stock failed to file a Section 16(a) report on a timely basis during 2011.

ELECTION OF DIRECTORS

(Proposal No. 1)

Our Board of Directors currently consists of ten directors. All directors are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Our Board of Directors elects our officers annually to serve until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Information about our current nominees for director is below.

The nominees for director are James S. Tisch, Lawrence R. Dickerson, John R. Bolton, Charles L. Fabrikant, Paul G. Gaffney II, Edward Grebow, Herbert C. Hofmann, Clifford M. Sobel, Andrew H. Tisch and Raymond S. Troubh. Mr. J.S. Tisch and Mr. A.H. Tisch are brothers. Each of the ten directors to be elected at the Annual Meeting will serve a term of one year to expire at our 2013 annual meeting of stockholders.

It is intended that the proxies received from holders of our common stock, in the absence of contrary instructions, will be voted at the Annual Meeting for the election of Messrs. J.S. Tisch, Dickerson, Bolton, Fabrikant, Gaffney, Grebow, Hofmann, Sobel, A.H. Tisch and Troubh, each of whom is now a director. Although we do not contemplate that any of the nominees will be unable to serve, decline to serve, or otherwise be unavailable as a nominee at the time of the Annual Meeting, if that occurs we expect that the proxies will be voted for such other candidate or candidates as our Board of Directors may nominate.

Further information concerning the nominees for election as directors at the Annual Meeting, including their business experience during the past five years and other background information and individual qualifications, attributes and skills, appears below.

Name	Position	Age as of January 31, 2012	Director Since
James S. Tisch (1)	Chairman of the Board	59	1989
Lawrence R. Dickerson (1)	Director, President and Chief Executive Officer	59	1998
John R. Bolton	Director	63	2007
Charles L. Fabrikant (2)	Director	67	2004
Paul G. Gaffney II (3)	Director	65	2004
Edward Grebow (2)(3)	Director	62	2008
Herbert C. Hofmann (1)	Director	69	1992
Clifford M. Sobel	Director	62	2011
Andrew H. Tisch	Director	62	2011
Raymond S. Troubh (2)(3)	Director	85	1995

(1)	Member, Executive Committee of the Board of Directors
(2)	Member, Audit Committee of the Board of Directors
(3)	Member, Compensation Committee of the Board of Directors

James S. Tisch has served as Chairman of the Board since November 1995 and as a director since June 1989. He served as our Chief Executive Officer from March 1998 to May 2008. Mr. Tisch is the President and Chief Executive Officer, a member of the Office of the President and a director of Loews, a diversified holding company. Mr. Tisch also serves as a director of CNA Financial Corporation, a subsidiary of Loews, and General Electric Company.

Mr. Tisch’s experience as our former Chief Executive Officer and his extensive background with our company have provided him with unique knowledge of and insight into our business and operations, and have enabled him to be instrumental in providing us with both strategic direction and operational oversight. Our Board believes that Mr. Tisch’s leadership and experience at Loews, together with his direct experience in managing our business and his institutional knowledge of our company, cause his contributions to our Board and its deliberations to be of exceptional value.

Lawrence R. Dickerson has served as our President and a director since March 1998 and as our Chief Executive Officer since May 2008. Mr. Dickerson served as our Chief Operating Officer from March 1998 to May 2008. Mr. Dickerson served as a director of Global Industries, Ltd. from March 2007 to November 2011. Mr. Dickerson served on the United States Commission on Ocean Policy from 2001 to 2004.

Mr. Dickerson has held a variety of senior executive positions with our company, including Chief Financial Officer, Chief Operating Officer and currently Chief Executive Officer, and his extensive understanding of our business and operations enables him to provide valuable input and perspective to our Board. In addition to the breadth and extent of his experience with our company, Mr. Dickerson has played an active role in organizations such as the International Association of Drilling Contractors and the Commission on Ocean Policy, which further contribute to his insight into our industry and his contributions to our Board’s strategic and other deliberations.

John R. Bolton has served as a director since January 2007. Mr. Bolton is a Senior Fellow of the American Enterprise Institute and is Of Counsel to Kirkland & Ellis LLP. Mr. Bolton also served as a director of EMS Technologies, Inc. from July 2009 to August 2011. Mr. Bolton served in the U.S. Department of State as the U.S. Permanent Representative to the United Nations from 2005 to 2006 and as Under Secretary for Arms Control and International Security from 2001 to 2005.

Mr. Bolton brings to our Board his breadth of experience in international affairs and governmental service. His wide-ranging public policy experience and background in public affairs are a source of valuable knowledge and skills. Particularly in light of our international operations, Mr. Bolton’s unique perspective allows him to make important contributions to the work of our Board.

Charles L. Fabrikant has served as a director since January 2004. Mr. Fabrikant has served as the Executive Chairman of the Board of SEACOR Holdings Inc., which operates offshore support vessels servicing oil and gas exploration and development, since 2010. Mr. Fabrikant served as the Chairman of the Board, Chief Executive Officer and President of SEACOR Holdings Inc. from 1989 to 2010.

As the Executive Chairman, and formerly the Chairman and Chief Executive Officer, of SEACOR Holdings Inc., a company that owns, operates, invests in and markets equipment for the offshore oil and gas, industrial aviation, and marine transportation industries worldwide, Mr. Fabrikant has an extensive background and practical, hands-on experience in the offshore energy industry. This background provides Mr. Fabrikant particular insight into many of the business decisions which come before our Board.

Paul G. Gaffney II has served as a director since October 2004. Mr. Gaffney has served as President of Monmouth University since 2003. He also serves as a trustee of Meridian Health Systems and as a public trustee for NJ Sea Grant Consortium. Mr. Gaffney is a retired Navy Vice Admiral and has been recognized with numerous military decorations. Mr. Gaffney is the immediate past chair of the Ocean Research & Resources Advisory Panel, a panel created by statute to advise federal agencies regarding ocean science and management matters. In February 2010, Mr. Gaffney was elected to the National Academy of Engineering, a private, independent, nonprofit institution which advises the federal government and conducts independent studies that examine important topics in engineering and technology. Mr. Gaffney was President of the National Defense University from 2000 to 2003 and served as Commissioner of the U.S. Commission on Ocean Policy from 2001 to 2004. He was commander of the Navy’s oceanography headquarters, located on the Mississippi Gulf Coast, from 1994 to 1997.

Mr. Gaffney’s military experience, leadership in academia and expertise in ocean policy have provided him with valuable knowledge of both the complex management and oversight issues faced by large institutions as well as policy and operational issues affecting the offshore drilling industry. His distinguished naval career spanned over three decades including duty at sea, overseas, and ashore in executive and command positions. While a military officer, his career focused on oceanography, research administration and education, and his experience includes oceanographic operations in distant oceans, global weather forecasting and marine science sponsorship including severe weather prediction research. As a result of this knowledge and experience, Mr. Gaffney provides our Board meaningful insights and a unique perspective, which benefit the Board’s decision making process.

Edward Grebow has served as a director since July 2008. Mr. Grebow has served as President and Chief Executive Officer of Amalgamated Bank since April 2011. Mr. Grebow also served as managing director of J.C. Flowers & Co. LLC from 2007 to March 2011, a director of Saddle River Valley Bank from 2010 to 2011 and a director of Flowers National Bank from 2008 to 2011. Mr. Grebow served as President of ULLICO Inc. from 2003 to 2006.

Mr. Grebow’s experience as President & CEO of Amalgamated Bank, a $4.5 billion commercial bank, as a managing director of J.C. Flowers & Co. LLC, a private equity firm with a focus on financial services companies, as President of ULLICO Inc., an insurance and financial services firm, and as a director of financial institutions enables him to provide our Board the benefit of his extensive knowledge of and background in financial services, investment and management. This knowledge and experience qualifies him to serve as the financial expert on our Board’s Audit Committee.

Herbert C. Hofmann has served as a director since January 1992. Mr. Hofmann has been a Senior Vice President of Loews for over five years and was the President and Chief Executive Officer of Bulova Corporation, formerly a subsidiary of Loews, from 1989 until January 2008.

Mr. Hofmann has had extensive experience in his positions at Loews and practical, hands-on experience as the former Chief Executive Officer of Bulova Corporation, a company that distributes and sells watches and clocks. He also has a long background with our company, having served as a director since 1992. Mr. Hofmann’s management background, combined with his institutional knowledge of our company, provide Mr. Hofmann particular insight into many of the business decisions which come before our Board.

Clifford M. Sobel has served as a director since July 2011. Mr. Sobel served as U.S. Ambassador to The Netherlands from 2001 until 2005 and U.S. Ambassador to Brazil from July 2006 until August 2009. He is presently the Managing Partner of Valor Capital Group LLC, an investment group investing in Brazil. Previously he served as Chairman of Net2Phone, an Internet provider listed on the NASDAQ. Mr. Sobel is a member of the Millennium Promise Board, a non-governmental organization supporting the UN Millennium Development Goals, and also serves on the Advisory Boards to the American Military Commander of Europe and NATO, as well as the Command for American Forces for Central and South America.

Mr. Sobel’s experience in foreign service and diplomatic background in important markets for our offshore drilling services provide him a unique perspective that adds value to the deliberations of our Board. His investment expertise combined with his experience and involvement in international affairs enable him to provide valuable insight and contributions to the work of our Board, particularly with respect to our international operations.

Andrew H. Tisch has served as a director since May 2011. He has served as a Co-Chairman of the Board of Directors of Loews since 2006, and serves as Chairman of the Executive Committee and a member of the Office of the President of Loews. He is also Chairman of the Board of Directors of K12 Inc. and a director of CNA Financial Corporation and of the general partner of Boardwalk Pipeline Partners, LP, a subsidiary of Loews. He has been a director of Loews since 1985.

Mr. Tisch has served as a member of the Office of the President of Loews since 1999, and prior to that time had served Loews in a number of executive positions. This experience has provided him with broad knowledge of and insight into the operations of Loews and the businesses in which it is engaged, including our company and its business. This experience, coupled with Mr. Tisch’s institutional knowledge, is especially beneficial to our Board and its deliberations and decision making process.

Raymond S. Troubh has served as a director since November 1995. Mr. Troubh has been a financial consultant for over five years, is a former Governor of the American Stock Exchange and a former general partner of Lazard Freres & Co., an investment banking firm. Mr. Troubh is a director of General American Investors Company, Gentiva Health Services, Inc. and The Wendy’s Company. Mr. Troubh also served as a director of Sun-Times Media Group, Inc. from 2006 to 2007.

Mr. Troubh’s breadth of experience, having served as a director of a number of companies in a variety of industries, as well as his skills and extensive background in finance and capital markets, enable him to provide valuable insight into business deliberations and judgments that come before our Board.

Director Independence

Because more than 50% of our outstanding common stock is held by Loews, we are a “controlled company” under the corporate governance listing standards of the New York Stock Exchange, or the NYSE Listing Standards. Although the NYSE Listing Standards do not require controlled companies to maintain a majority of independent directors, our Board currently is comprised of a majority of independent directors. Our Board of Directors has determined that Mr. Bolton, Mr. Fabrikant, Mr. Gaffney, Mr. Grebow, Mr. Sobel and Mr. Troubh, whom we refer to as Independent Directors, are independent under the NYSE Listing Standards. The Board considered all relevant facts and circumstances known to it and applied the independence guidelines described below in determining that none of the Independent Directors has any material relationship with us or our subsidiaries. In making its determination with respect to Mr. Fabrikant, our Board also considered the commercial relationship between our company and certain subsidiaries of SEACOR Holdings Inc., of which Mr. Fabrikant is the Executive Chairman of the Board, and determined that Mr. Fabrikant meets all of the requirements described above for Independent Directors and does not have a material relationship with us. Please read “Transactions with Related Persons—Transactions with Other Related Parties” below for more information concerning Mr. Fabrikant’s relationship with us.

The Board has established guidelines to assist it in determining director independence. Under these guidelines, a director would not be considered independent if:

(1) any of the following relationships existed during the past three years:

(i)

the director is our employee or the employee of any of our subsidiaries or has received more than $100,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or certain other forms of deferred compensation for prior service;

(ii)

the director provided significant advisory or consultancy services to us or any of our subsidiaries or is affiliated with a company or a firm that has provided significant advisory or consultancy services to us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iii)

the director has been a significant customer or supplier of us or any of our subsidiaries or affiliated with a company or firm that is a significant customer or supplier of us or any of our subsidiaries (annual revenue of the greater of 2% of the other company’s consolidated gross revenues or $1 million is considered significant);

(iv)	the director has been employed by or affiliated with an internal or external auditor that within the past three years provided services to us or any of our subsidiaries; or

(v)	the director has been employed by another company where any of our current executives serve on that company’s compensation committee;

(2) the director’s spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, or any other person sharing the director’s home (other than a domestic employee), has a relationship described in (1) above; or

(3) the director has any other relationships with us or any of our subsidiaries or with members of senior management that our Board of Directors determines to be material.

Committees of the Board of Directors

Our Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation Committee. We do not have a nominating committee or charter. Because we are a “controlled company” under the NYSE Listing Standards, this committee is not required and our Board of Directors has determined that it is appropriate not to have this committee. The entire Board of Directors participates in the consideration of director nominees.

Executive Committee

The Executive Committee of the Board of Directors consists of three members, Mr. Dickerson, Mr. Hofmann and Mr. J.S. Tisch. The Executive Committee has and may exercise all the powers of our Board of Directors in the management of our business that may lawfully be delegated to it by our Board of Directors. During 2011, the Executive Committee held six meetings.

Audit Committee

The Audit Committee of the Board of Directors consists of three members, Mr. Grebow, Mr. Troubh and Mr. Fabrikant. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including review of our financial reports and other financial information, our system of internal accounting controls, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal audit staff and independent auditors. The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent auditors and to approve all engagement fees and terms for the independent auditors. Our Board of Directors has adopted a written Audit Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. The Board has determined that each member of the Audit Committee is an Independent Director and satisfies the additional independence and other requirements for Audit Committee members provided for in the NYSE Listing Standards. The Board has determined that Mr. Grebow qualifies as an “audit committee financial expert” under the rules of the Commission.

Compensation Committee

The Compensation Committee of the Board of Directors consists of three members, Mr. Gaffney, Mr. Grebow and Mr. Troubh, each of whom is an Independent Director. The primary function of the Compensation Committee is to assist the Board in discharging its responsibilities relating to compensation of our executive officers. The Compensation Committee is also responsible to review and make recommendations to our Board with respect to our Incentive Compensation Plan and our Stock Option Plan, with respect to our executive officers, and to oversee these plans. The Compensation Committee is authorized to discharge any responsibilities imposed on it by these plans. Our Board of Directors has adopted a written Compensation Committee charter which can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. In accordance with its charter, the Compensation Committee may form and delegate authority to sub-committees consisting of one or more of its members when appropriate. See “Compensation Discussion and Analysis” for more information about the responsibilities of the Compensation Committee and the role of executive officers with respect to compensation matters.

Director Nominating Process

Our Board of Directors will, subject to the terms of our Certificate of Incorporation and Bylaws, review candidates recommended by stockholders for positions on the Board of Directors. The Bylaws provide that any stockholder entitled to vote generally in the election of directors at a meeting of stockholders who complies with the procedures specified in the Bylaws may nominate persons for election to the Board of Directors, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for the 2013 annual meeting of stockholders, means that the nomination must be received no later than February 21, 2013. Any notice of nomination must be addressed to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary and must include, in addition to any other information or matters required by our Certificate of Incorporation or Bylaws, the following:

(i)	the name and address of the stockholder submitting the nomination and of the person or persons to be nominated;

(ii)

a representation that the stockholder is a holder of our capital stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)

a description of all contracts, arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv)

such other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act and the rules and regulations under it; and

(v)	the consent of each nominee to serve as our director if so elected.

Nominations of directors may also be made by the Board of Directors or as otherwise provided in our Certificate of Incorporation or Bylaws. In determining whether it will nominate a candidate for a position on our Board of Directors, the Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of the Board of Directors. In identifying, evaluating and nominating individuals to serve as our directors, including those identified by stockholders, our Board does not have any formal policy with respect to diversity and does not rely on any preconceived diversity guidelines or rules. Rather, our Board believes that our company is best served by directors with a wide range of perspectives, professional experiences, skills and other individual qualities and attributes. The Board retains its full discretion in making all such determinations, and also takes into account any restrictions, requirements or limitations contained in our Certificate of Incorporation or Bylaws, or any agreement to which we are a party.

Executive Sessions of Non-Management Directors

Our non-management directors meet in regular executive sessions without management participation. In addition, an executive session including only the Independent Directors is held at least annually. Upon the recommendation of the non-management directors and Independent Directors, our Board of Directors has selected Edward Grebow to act as the current Lead Director and to serve as the presiding director at these meetings.

Board Leadership Structure

Our Board’s leadership structure consists of our Chairman of the Board, James S. Tisch, and our Lead Director, currently Edward Grebow, who is also the Chairman of our Board’s Audit Committee. Currently our Chairman of the Board is not one of our executive officers, although from March 1998 to May 2008, Mr. J.S. Tisch also served as our Chief Executive Officer. As provided in our corporate governance guidelines, the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and Chief Executive Officer, and the Board has exercised discretion in combining or separating the positions as it has deemed appropriate in light of prevailing circumstances and the Board continues to reserve the right to make this determination. Our Board believes that this structure permits it to obtain input and guidance from both senior management and non-management directors, including through the Lead Director, as well as sufficient flexibility to adapt to changing circumstances, which enable the Board to fulfill its oversight role.

Board Oversight of Risk Management

Our Board recognizes the importance of understanding, evaluating and, to the extent practicable, managing risk and its impact on the financial health of our company. Our management periodically has discussions with our Board and our Audit Committee which, among other things, assist in identifying the principal risks facing our company, identifying and evaluating policies and practices which promote a culture that actively balances risk and reward and evaluating risk management practices. These discussions enable the non-management directors to conduct meaningful and substantive discussions concerning these issues with senior management during Board and Audit Committee meetings.

Director Attendance at Meetings

During 2011 there were seven meetings of the Board of Directors, eight meetings of the Audit Committee and three meetings of the Compensation Committee. During 2011, each of our incumbent directors then in office attended not less than 75% of the total number of meetings of the Board of Directors and committees of the Board on which that director served except for Mr. Fabrikant, who attended approximately 73% of such meetings. We do not have a specific policy regarding attendance by directors at annual meetings of stockholders, but the Board encourages all directors to attend the annual meeting while recognizing that circumstances may prevent attendance from time to time. All of our directors then in office attended our 2011 annual meeting of stockholders.

Director Compensation

We paid each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a cash retainer of $25,000 per year during the first half of 2011, in quarterly installments, which our Board of Directors increased to $50,000 per year effective July 2011. In addition, during 2011 our non-employee directors, other than Mr. J.S. Tisch, received an award of 500 SARs each quarter in accordance with the terms of our Stock Option Plan. Effective January 1, 2012, our non-employee directors, other than Mr. J.S. Tisch, began receiving an award of 1,000 SARs each quarter in accordance with the terms of our Stock Option Plan. Our Chairman of the Board, Mr. J.S. Tisch, receives an award of 7,500 SARs each quarter in accordance with the terms of our Stock Option Plan. These SARs vest immediately and have a term of ten years from the date of grant. In addition, prior to July 2011, the Chairman of the Audit Committee received an annual cash retainer of $10,000 and no cash retainer was paid to the Chairman of the Compensation Committee. Effective July 2011, we increased the annual cash retainer for the Chairman of the Audit Committee to $15,000 and began paying the Chairman of the Compensation Committee an annual cash retainer of $10,000. The Lead Director receives an annual cash retainer of $10,000. We pay each of our directors who is not our employee or an employee of any of our subsidiaries or of Loews or any other affiliated companies a fee of $1,500 for attendance at each meeting of our Board of Directors and $1,000 for attendance at each meeting of the Audit Committee and Compensation Committee, in addition to the reasonable costs and expenses incurred by these directors in relation to their services.

The following table provides information on our compensation of non-employee directors for 2011:

Director Compensation for 2011

Name	Fees Earned or Paid in Cash (1)	Option Awards (2)	All Other Compen- sation (3)	Total
James S. Tisch	$—	$569,556	$718,594	$1,288,150
John R. Bolton	49,500	37,970	20,250	107,720
Charles L. Fabrikant	53,000	37,970	35,250	126,220
Paul G. Gaffney II	57,500	37,970	36,750	132,220
Edward Grebow	78,000	37,970	17,250	133,220
Herbert C. Hofmann	—	37,970	12,000	49,970
Arthur L. Rebell	21,500	22,562	23,625	67,687
Clifford M. Sobel	28,000	6,487	375	34,862
Andrew H. Tisch	—	15,409	1,125	16,534
Raymond S. Troubh	65,500	37,970	42,750	146,220

(1)

These amounts represent all fees earned for service as a director during 2011. The annual retainer fees for the Lead Director, Chairman of the Audit Committee and Chairman of the Compensation Committee are each paid in quarterly installments. Mr. Troubh received a $5,000 retainer for his services as Lead Director until May 2011. Mr. Grebow replaced Mr. Troubh as Lead Director in May 2011 and received retainers totaling $5,000 and $12,500 in 2011 as Lead Director and Chairman of the Audit Committee, respectively. Mr. Gaffney received a retainer totaling $5,000 in 2011 as Chairman of the Compensation Committee.

(2)

These amounts represent the aggregate grant date fair value of these awards pursuant to our Stock Option Plan through December 31, 2011 computed in accordance with the Financial Accounting Standards Board’s, or FASB, ASC Topic 718. Assumptions used in the calculation of dollar amounts of these awards are included in Note 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Commission on February 23, 2012. Other than Mr. J.S. Tisch, each director who is not our employee received a quarterly award of 500 SARs in accordance with the terms of our Stock Option Plan. Our Chairman of the Board, Mr. J.S. Tisch, received a quarterly award of 7,500 SARs in accordance with the terms of our Stock Option Plan. Mr. J.S. Tisch was awarded a higher number of SARs than our other non-employee directors because of the unique position Mr. J.S. Tisch holds as Chairman of the Board and a member of the Executive Committee of our Board of Directors, and because of the additional responsibilities and efforts those positions entail. We also considered the contributions that Mr. J.S. Tisch makes to our Board of Directors and its deliberations, as described above under “Election of Directors—James S. Tisch” and to our company generally, in determining to grant him such SARs. The SARs granted to our non-employee directors vested immediately and have terms of ten years from the date of grant. At December 31, 2011, the aggregate number of option awards and SARs outstanding for each non-employee director was as follows: Mr. James S. Tisch, 157,500; Mr. John R. Bolton, 7,500; Mr. Charles L. Fabrikant, 12,500; Mr. Paul G. Gaffney II, 13,000; Mr. Edward Grebow, 6,500; Mr. Herbert C. Hofmann, 4,500; Mr. Arthur L. Rebell, 8,000; Mr. Clifford M. Sobel, 500; Mr. Andrew H. Tisch, 1,000; and Mr. Raymond S. Troubh, 15,000.

(3)

These amounts represent payments of cash made pursuant to anti-dilution adjustments under the terms of our Stock Option Plan to directors with option and/or SAR awards outstanding in 2011, whose awards vested immediately upon granting. During 2011 we made four such payments, each in the amount of $0.75 per outstanding and unexercised stock option and/or SAR that was held and vested as of February 11, May 2, August 1 and November 1, 2011. In addition, pursuant to the terms of our Stock Option Plan, anti-dilution adjustments made for outstanding option and/or SAR awards before such awards vest are accrued and paid following the vesting of such awards. The amount for Mr. J.S. Tisch, who also held option and/or SAR awards subject to vesting, also represents an additional payment of $209,531 for such accrued anti-dilution adjustments which he received after awards vested in 2011.

Code of Ethics and Corporate Governance Guidelines

We have a Code of Business Conduct and Ethics which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. This code can be found on our website at www.diamondoffshore.com and is available in print to any stockholder who requests a copy by writing to our Corporate Secretary. We intend to post any changes to or waivers of this code for our principal executive officer, principal financial officer and principal accounting officer on our website. In addition, our website contains a corporate governance section that includes our corporate governance guidelines. We will provide a printed copy of our corporate governance guidelines to any stockholder upon request.

AUDIT COMMITTEE REPORT

As discussed above under the heading “Committees of the Board of Directors—Audit Committee,” the primary role of the Board’s Audit Committee is to oversee our financial reporting process and manage our relationship with our independent auditors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2011 with our management and independent auditors. The Audit Committee has also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committees.” In addition, the Audit Committee has discussed with the independent auditors their independence in relation to us and our management, including the matters in the written disclosures provided to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and has determined that the provision of non-audit services provided by the auditors is compatible with maintaining the auditors’ independence.

The members of the Audit Committee rely without independent verification on the information provided to them by management and the independent auditors and on management’s representation that our financial statements have been prepared with integrity and objectivity. They do not provide any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles or internal controls and procedures, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that our financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact “independent.”

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which we have filed with the Commission.

THE AUDIT COMMITTEE

Edward Grebow, Chairman

Charles L. Fabrikant

Raymond S. Troubh

COMPENSATION DISCUSSION AND ANALYSIS

Objectives and Compensation Philosophy. Our executive compensation program is designed to enable us to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our stockholders. To achieve this objective we have established a compensation policy for executive officers which combines elements of base salary with cash and stock-based incentive compensation, as well as benefits, which collectively provides a competitive total compensation opportunity based on performance. In selecting these elements of executive compensation, we have considered our historical compensation policies and practices as they have developed over time, national surveys of executive compensation at comparable sized companies in the energy industry and the executive compensation programs of various companies engaged in businesses similar to ours (although we do not benchmark our compensation to any particular group of companies), as well as applicable tax and accounting impacts of executive compensation. As part of this process, we refer to and consider executive compensation surveys and other information related to executive compensation levels and compensation practices as shown in the surveys that we review.

Elements of Compensation. The principal components of compensation for our Named Executive Officers are:

•	base salary;

•	incentive compensation awards;

•	grants of stock appreciation rights; and

•	retirement, life insurance, medical and related benefits.

We do not rely on formula-driven plans when determining the aggregate amount of compensation for each Named Executive Officer. The primary factor in setting compensation is an evaluation of the individual’s performance in the context of our performance and our past compensation policies and practices. Accordingly, the Compensation Committee considers individual performance factors that include the Compensation Committee’s view of the performance of the individual, the responsibilities of the individual’s position, and the individual’s contribution to our company and to our financial and operational performance for the most recently completed fiscal year.

There is no specific weighting given to each factor, but rather the Compensation Committee considers and balances these factors in its business judgment and discretion. In our most recent fiscal year, each of our Named Executive Officers performed favorably in light of each of these factors applicable to the respective individual.

We also have reviewed and considered compensation levels and practices as shown in the surveys and other materials referred to above. Based on these factors, we determine an overall level of cash compensation – a significant portion of which is incentive-based—and stock-based awards, which are described further below. When compensation for the Named Executive Officers is evaluated, the Compensation Committee will consider, among other things, the following information:

•	The opportunity for compensation for the prior year, which includes salary, target cash incentive compensation and the potential value of equity-based grants; and

•	The actual compensation history from previous years, including salary and actual cash incentive compensation earned.

Recommendations regarding compensation of our executive officers are prepared by our Chief Executive Officer. They are reviewed with and are acted upon by the Compensation Committee in accordance with its charter. However, our Chief Executive Officer does not participate in the preparation of recommendations, or the review, modification or approval of recommendations, with respect to his own compensation. The Compensation Committee does not delegate any of its functions in setting executive compensation under its charter to management, although our management and members of our Board provide recommendations to the Compensation Committee.

Base Salary. Every one of our salaried employees, including our Named Executive Officers, is assigned a salary grade at the commencement of employment, which is subject to periodic review, pursuant to a system that considers objective criteria, such as the employee’s level of financial responsibility and supervisory duties, and the education and skills required to perform the employee’s functions; however, the assignment of an employee to a particular salary grade, or promotion to another salary grade, necessarily involves subjective judgments. Within each grade, salaries are determined within a range based primarily on subjective factors such as the employee’s contribution to our company and individual performance. No fixed, relative weights are assigned to these subjective factors. On occasion, an officer’s compensation may be fixed at a level above the maximum level for his or her salary grade in response to a subjective determination that the officer’s compensation, if set at the maximum level for his or her grade, would be below the level merited by his or her contributions to our company. In 2011, the annual base salary of each of our Named Executive Officers was determined by our Compensation Committee, in light of performance reviews and the other factors described above, as well as the impact of limits on the deductibility of compensation under the Internal Revenue Code of 1986, as amended, which (together with the regulations promulgated thereunder, as each may be amended) we refer to as the Code, as discussed below.

Incentive Compensation Awards. Annual cash bonus incentives may be awarded under our Diamond Offshore Management Bonus Program, or the Management Bonus Program, and, for our executive officers, under our Incentive Compensation Plan, each of which is intended to provide a means whereby certain of our selected officers and key employees may develop a sense of proprietorship and personal involvement in our development and financial success, and encourage the participants to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.

Incentive Compensation Plan. A significant portion of compensation of our Named Executive Officers comes from awards under our Incentive Compensation Plan. This element of our compensation program makes a significant portion of the participating executive officer’s annual compensation a function of our attainment of a pre-determined level of EBITDA (as defined below), which helps align their interests with those of our stockholders. Under our Incentive Compensation Plan, the Compensation Committee employs factors that are both quantitative (our attainment of the performance goal discussed below) and qualitative (the Compensation Committee’s assessment of the individual participant’s performance).

Solely for purposes of this calculation, EBITDA is defined, for us and our subsidiaries on a consolidated basis, as an amount equal to consolidated net income (excluding extraordinary gains and extraordinary losses), determined in accordance with United States generally accepted accounting principles, or GAAP, for the applicable period plus or minus, as applicable, the following to the extent deducted in calculating such consolidated net income:

•

plus an amount equal to the sum of all interest, premium payments, debt discount, fees, charges and related expenses of our company and our consolidated subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, for such period;

•	plus or minus the provision for taxes based on income or revenues payable by us and our consolidated subsidiaries for such period;

•	plus the amount of depreciation and amortization expense for such period;

•	minus, without duplication, interest income for such period, as determined in accordance with GAAP; and

•	plus or minus, without duplication, the amount of non-operating income or expenses for such period, all as determined in accordance with GAAP.

Under the Incentive Compensation Plan, our Compensation Committee establishes an annual performance goal expressed as an amount of budgeted EBITDA for the performance period. For 2011, the Compensation Committee set this amount, in consultation with management, at $1.46 billion. Performance awards for 2011 were determined using a formula established by the Compensation Committee based on the ratio of actual

EBITDA for 2011 compared to the average of 2011 budgeted EBITDA and 2010 actual EBITDA. The Compensation Committee determined the amount available for the performance award to each participant by designating a performance rating for each participant expressed as a specified percentage of the participant’s eligible base salary. The performance award is based upon the product of the EBITDA ratio and such available amount, but cannot exceed the lesser of 100% of the participant’s eligible base salary or $1.0 million. Although the amount of a performance award is a function of the actual EBITDA achieved for the performance period, failure to achieve the budgeted EBITDA target does not preclude the payment of an award, but rather has the effect generally of reducing (subject to the cap) the amount that would have been payable if the target had been achieved.

The establishment of a cap, or maximum award, which limits the amount an individual may earn under the Incentive Compensation Plan, is an integral part of the determination of the executive’s overall potential cash compensation, based on the factors described above. Our Incentive Compensation Plan specifies an overall cap which limits the maximum amount payable under this plan to any participant during any performance period to $1.0 million per year. The Compensation Committee also limits the potential for excessive compensation by setting a cap on the percentage of eligible base salary payable under this plan to any participant during any performance period. In addition, the Compensation Committee retains the authority under the Incentive Compensation Plan to reduce an award, a concept called negative discretion, when the Compensation Committee deems appropriate. This allows the Compensation Committee to review and evaluate each participant’s performance in light of the year-end results which, we believe, serves to discourage excessive risk taking.

The annual performance goal and the cap on each participant’s award are established before the end of the first 90 days of the performance year and the decision as to whether to exercise negative discretion and authorize the payment of an award is generally made in the first quarter of the following year, after actual EBITDA for the performance period has been established. In determining whether or not to exercise negative discretion, the Compensation Committee has the ability to reassess the individual’s performance during the performance year or to consider other factors the Compensation Committee deems relevant, such as the provisions of the individual’s employment agreement.

Following determination of our actual EBITDA for 2011, which exceeded budgeted EBITDA for the performance period, the Compensation Committee authorized the incentive compensation awards under the Incentive Compensation Plan. In the exercise of its business judgment, the Compensation Committee exercised its negative discretion to authorize incentive compensation awards under the Incentive Compensation Plan for 2011 in amounts that were less than the maximum amounts available for awards under the terms of the Incentive Compensation Plan. Awards authorized under the Incentive Compensation Plan for 2011 were paid in full in February 2012. Awards paid to the Named Executive Officers under the Incentive Compensation Plan for 2011 are included in the column entitled “Non-Equity Incentive Plan Compensation” on the Summary Compensation Table below.

If any participant under the Incentive Compensation Plan ceases to be employed by us before the end of a performance period (other than due to Retirement, as defined in the plan, death or Disability, as defined in the plan), that participant will not be eligible to receive a bonus award for that performance period unless the Compensation Committee determines that payment of the award is in our best interest. Participants who cease to be employed by us before the end of a performance period due to Retirement, death or Disability will receive an award prorated to the date of cessation of employment.

Management Bonus Program. Under our Management Bonus Program, our Board’s Executive Committee is authorized to establish an annual bonus pool based on the Executive Committee’s evaluation of our company during the year relative to peer companies, the performance of our share price and extraordinary events during the year. The Executive Committee generally establishes the bonus payouts from the bonus pool based upon corporate, group or individual performance, or a combination thereof, or such other subjective criteria as the committee considers appropriate. None of our Named Executive Officers earned awards under the Management Bonus Program for services performed in 2011 but instead earned awards under our Incentive Compensation

Plan. Under our current practice, if the Executive Committee were to recommend an award to an executive officer under the Management Bonus Program, the Compensation Committee would review and, in its discretion, approve any such award prior to its payment.

Stock-Based Awards. The third principal element of our compensation policy for Named Executive Officers is stock-based awards under our Stock Option Plan. Unlike base salary, bonuses and incentive compensation awards, which are earned and paid based on the annual performance of the individual and our company, awards under the Stock Option Plan generally vest over a period of four years and have a term of ten years. Stock-based awards to the Named Executive Officers are designed to reward them for taking actions that benefit the long-term performance of our company. These awards are also designed to retain the services of executives during the vesting period because the awards will be forfeited in most circumstances if an executive voluntarily leaves our company before the awards vest. As a result, these awards recognize performance over a longer term, encourage executives to continue their employment with us and directly link the value of the awards to appreciation in the price of our common stock. All of these elements further serve to align the executive’s interest with those of our stockholders.

Our current practice is to consider the establishment and granting of stock-based awards to executive officers and other eligible participants in the first quarter of each year. We currently establish an annual award in the first quarter but grant the award in four quarterly increments over the year, the first grant being made in April, and the remaining three grants being made in the following July, October and December. Each grant is made at an exercise or strike price equal to fair market value on the date of grant, which is defined in the Stock Option Plan as the mean between the highest and lowest reported sales price per share of our common stock on the New York Stock Exchange on the trading day immediately preceding the date of grant.

The Stock Option Plan is administered with respect to our employees by our Board’s Executive Committee, except for any participant under the plan who is then a participant in our Incentive Compensation Plan or is, with respect to our company, a “covered employee” within the meaning of Section 1.162-27(c)(2) of the regulations under the Code or an “officer” of our company as defined in Rule 16a-1(f) under the Exchange Act. For those participants, including all of our executive officers (including all Named Executive Officers), the authority to control and manage the operation and administration of the Stock Option Plan is vested in the Compensation Committee. Our Board of Directors has retained the authority to administer the Stock Option Plan with respect to our non-employee directors and any other eligible grantee under the Stock Option Plan for whom such authority has not been delegated to the Compensation Committee or the Executive Committee. The Board of Directors has also retained plenary authority to amend or terminate the Stock Option Plan.

Our Stock Option Plan provides for the grant of SARs, which constitute the right to receive stock or cash, or a combination of stock and cash, equal in value to the difference between the exercise price of the SAR and the market price of the corresponding amount of common stock on the exercise date. Under our current practice, we award only SARs (payable in stock) to all participants in the Stock Option Plan (including Named Executive Officers). This practice reduces the potential for dilution as the maximum number of shares issuable upon the exercise of SARs is less than the number of shares issuable upon the exercise of an equivalent number of stock options. The number of SARs granted to each of our Named Executive Officers has either remained consistent, or in some cases gradually increased, over the past three years.

Our Stock Option Plan requires an anti-dilution adjustment upon the occurrence of certain corporate transactions including, among others, an extraordinary cash dividend. Under our current practice, following our declaration of a special cash dividend, in accordance with the terms of our Stock Option Plan the Compensation Committee approves a payment of cash in the amount of such special cash dividend per outstanding and unexercised stock option and/or SAR as an anti-dilution adjustment to all executive officers who are participants in the Stock Option Plan (including Named Executive Officers) who held stock options and/or SARs that were outstanding as of the record date for such special cash dividend. On the payment date for such special cash dividend, we pay the participant the anti-dilution adjustment payment with respect to stock options and SARs that were held and vested on the record date for such special cash dividend. With respect to stock options and SARs that were outstanding but not yet vested as of the record date for such special cash dividend, we pay the participant the anti-dilution adjustment payment with respect to such stock options and SARs during the year after they vest. Accordingly, during 2011 we made four such payments, each in the amount of $0.75 per outstanding and unexercised stock option and/or SAR that was held and vested as of February 11, May 2, August 1 and November 1, 2011.

Employment Agreements and Severance Arrangements. We have entered into employment agreements with each of our Named Executive Officers. Each agreement specifies a base salary level and provides that the executive will be entitled to participate in our employee benefit and compensation programs, plans and policies (such as bonus compensation, retirement plans and stock plans, among others) on the same basis as other executive employees. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control, nor do such agreements require us to provide any perquisites.

We recognize that it may be difficult upon termination for senior management to find comparable employment within a short period of time. Accordingly, each Named Executive Officer party to an employment agreement with us is entitled to certain severance payments if his employment agreement is terminated under specified circumstances. Specifically, if during the term of the employment agreement we terminate the executive without Cause, or as a result of his death or Disability, or if the executive terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally, including all accrued but unpaid base salary, accrued and unpaid expense reimbursements and other cash entitlements and, except as otherwise previously requested by the executive, the amount of any accrued and unpaid compensation, as well as unpaid amounts under applicable plans, policies and programs, the executive generally is entitled to continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death); continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer; any unexercised and/or unvested stock option grant or equivalent (SARs paid in stock) held by the executive upon termination of employment will be fully vested on the date of termination and be eligible for exercise as provided for in the applicable plan; and we will provide the executive with customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000. The terms “Cause,” “Good Reason” and “Disability” are defined in each executive’s employment agreement.

Employee Benefits. Our Named Executive Officers also participate in benefit programs available to salaried employees generally, including our Retirement Plan described below and medical, dental, life and disability insurance plans. Additional benefits paid to the Named Executive Officers are discussed below.

We maintain a defined contribution plan, which we refer to as the Retirement Plan, designed to qualify under Section 401(k) of the Code. In 2011, pursuant to the Retirement Plan we contributed 4% of the participant’s defined compensation and we matched 100% of the first 6% of each participant’s compensation contributed. Our contributions to the Retirement Plan are subject to annual review and adjustment. Participants are fully vested in the employer match immediately upon enrollment in the plan and subject to a three year cliff vesting period for the profit sharing contribution. Participants may use up to 25% of the amount of such contributions to the Retirement Plan to purchase shares of our common stock. In addition, under our Amended and Restated Supplemental Executive Retirement Plan, or the Supplemental Executive Retirement Plan, we contribute to participants any portion of the applicable percentage of the base salary contribution and the matching contribution to the Retirement Plan that cannot be contributed because of the limitations within the Code. Participants in this plan are a select group of our management or highly compensated employees, including the Named Executive Officers, and are fully vested in all amounts paid into the plan. We also make contributions for group term life insurance, spouse/dependent life insurance, and long-term disability insurance for executive officers, including our Named Executive Officers, as indicated in the Summary Compensation Table below.

2011 “Say-on-Pay” Advisory Vote on Executive Compensation. In 2011, our stockholders approved a non-binding advisory “say-on-pay” proposal at our 2011 annual meeting with over 99% of the votes cast voting in favor of that proposal. The Compensation Committee has taken into account and considered the results of the

2011 annual advisory “say-on-pay” vote. The Compensation Committee also considers numerous other factors in evaluating our executive compensation program, as discussed in this Compensation Discussion and Analysis. While each of these factors informed the Compensation Committee’s decisions regarding our Named Executive Officers’ compensation, the Compensation Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote.

Deductibility of Compensation for Tax Purposes. Under the Code, the amount of compensation paid to or accrued for our Named Executive Officers which may be deductible by us for federal income tax purposes is limited to $1.0 million per person per year, except that compensation which is considered to be “performance-based” under the Code and the applicable regulations is excluded for purposes of calculating the amount of compensation. To the extent that our compensation policy can be implemented in a manner which maximizes the deductibility of the compensation we pay, our policy has been to seek to do so. Accordingly, we have designed both our Stock Option Plan and the Incentive Compensation Plan so that compensation in the form of awards or grants made under either plan will be considered to be “performance-based” under the applicable provisions of the Code.

COMPENSATION COMMITTEE REPORT

In fulfilling its responsibilities, our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Paul G. Gaffney II, Chairman

Edward Grebow

Raymond S. Troubh

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Paul G. Gaffney II, Edward Grebow and Raymond S. Troubh, each of whom is an Independent Director and, consequently, none of whom is or has been an officer or employee of our company. During 2011, none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions) or as a member of the board of directors of another entity, one of whose executive officers served on our Compensation Committee. In addition, during 2011 none of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Equity Compensation Plan Information

The following table provides information regarding securities authorized for issuance under our equity compensation plan as of December 31, 2011:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	79,561	$85.01	699,064
Equity compensation plans not approved by security holders	—	—	—

Total	79,561	$85.01	699,064

(1)

The number of shares included with respect to stock options and SARs granted under our Stock Option Plan is the number of shares of our common stock that would have been issued had the stock options and SARs been exercised, based on the fair market value per share ($55.72) of our common stock, determined in accordance with the terms of our Stock Option Plan, on December 30, 2011.

EXECUTIVE COMPENSATION

The following table shows information for the years ended December 31, 2011, 2010 and 2009 regarding the compensation of our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2011, whom we refer to collectively as the Named Executive Officers, for service in all capacities with our company and our subsidiaries.

Summary Compensation Table

Name and Position	Year	Salary	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Lawrence R. Dickerson	2011	$869,000	$403,917	$560,000	$434,170	$2,267,087
President and	2010	827,250	510,743	525,000	509,784	2,372,777
Chief Executive Officer	2009	782,500	662,340	555,000	663,030	2,662,870

Gary T. Krenek	2011	396,250	143,615	210,000	149,181	899,046
Chief Financial Officer and	2010	382,333	181,598	225,000	168,331	957,262
Senior Vice President	2009	365,000	235,499	240,000	203,195	1,043,694

Lyndol L. Dew	2011	407,750	143,615	210,000	147,680	909,045
Senior Vice President—	2010	394,793	181,598	220,000	165,288	961,679
Worldwide Operations	2009	370,000	235,499	240,000	199,687	1,045,186

William C. Long	2011	407,000	143,615	260,000	179,017	989,632
Senior Vice President,	2010	392,400	181,598	220,000	214,818	1,008,816
General Counsel & Secretary	2009	367,500	235,499	240,000	259,998	1,102,997

John M. Vecchio	2011	513,583	215,423	310,000	178,855	1,217,861
Executive Vice President	2010	490,050	272,396	285,000	186,198	1,283,644
	2009	442,500	235,499	305,000	223,648	1,206,647

(1)

These amounts represent the aggregate grant date fair value of these awards pursuant to our Stock Option Plan through December 31, 2011 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of dollar amounts of the 2011 awards are included in Note 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Commission on February 23, 2012.

(2)	These amounts represent amounts paid under our Incentive Compensation Plan.
(3)	The amounts shown in the “All Other Compensation” column for 2011 represent company contributions and are detailed in the following table.

All Other Compensation Table for 2011

Name and Position	Retirement Plan	Retirement Plan Matching	Insurance	Supplemental Executive Retirement Plan	Anti- Dilution Adjustment for Special Dividends	Total
Lawrence R. Dickerson	$9,800	$14,700	$9,019	$75,800	$324,851	$434,170
President and
Chief Executive Officer

Gary T. Krenek	9,800	14,700	2,930	17,027	104,724	149,181
Chief Financial Officer and
Senior Vice President

Lyndol L. Dew	9,800	14,700	2,930	18,058	102,192	147,680
Senior Vice President—
Worldwide Operations

William C. Long	9,800	14,700	2,930	18,075	133,512	179,017
Senior Vice President,
General Counsel & Secretary

John M. Vecchio	9,800	14,700	2,930	29,925	121,500	178,855
Executive Vice President

Employment Agreements

As discussed further in our “Compensation Discussion and Analysis” above, we maintain employment agreements with each of our Named Executive Officers. The following table shows the current annual base salaries for the Named Executive Officers under the employment agreements.

Named Executive Officer	Current Base Salary
Lawrence R. Dickerson	$896,500
Gary T. Krenek	407,500
Lyndol L. Dew	419,000
William C. Long	420,000
John M. Vecchio	530,000

The base salary under each employment agreement is subject to upward adjustment from time to time in accordance with its terms and subject to our compensation policies. Each employment agreement provided for an initial term through December 31, 2009 (or, in the case of Mr. Dickerson, through September 30, 2009) and is automatically extended for successive one-year periods thereafter. Each agreement also previously provided that the individual executive would be eligible to participate in our bonus plans made available to executives in a commensurate position and that the desired (but not guaranteed) target bonus amount for the executive was equal to a range of between 60% to 65% of his base salary, subject to a maximum annual bonus amount equal to 100% of base salary (although the amount of any award granted to any Named Executive Officer under the Incentive Compensation Plan remained subject to the discretion of the Compensation Committee). These provisions, which also required that any such bonus would be paid in full each February, expired on September 30, 2009 and are no longer in effect. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control, nor do such agreements require us to provide any perquisites. Additional terms of the employment agreements are discussed above in our “Compensation Discussion and Analysis” under the heading “Employment Agreements and Severance Arrangements.”

Nonqualified Deferred Compensation

The following table sets forth certain information for the Named Executive Officers as of December 31, 2011 and for the year then ended with respect to nonqualified deferred compensation.

Nonqualified Deferred Compensation for 2011

Name	Registrant Contributions in 2011 (1)	Aggregate Earnings in 2011 (2)	Aggregate Withdrawals/ Distributions in 2011 (3)	Aggregate Balance at December 31, 2011 (4)
Lawrence R. Dickerson	$387,251	$13,770	$487,681	$852,000
Gary T. Krenek	119,849	2,031	162,247	195,010
Lyndol L. Dew	118,467	1,897	157,677	191,469
William C. Long	149,712	1,998	190,251	194,826
John M. Vecchio	148,359	3,212	169,155	263,484

(1)

These amounts include contributions under our Supplemental Executive Retirement Plan in the following amounts: Mr. Dickerson, $62,400; Mr. Krenek, $15,125; Mr. Dew, $16,275; Mr. Long, $16,200; and Mr. Vecchio, $26,859. Our contributions under this plan are further described in our Compensation Discussion and Analysis above under the heading “Employee Benefits.” These amounts also include amounts payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unexercised vested and unvested option and/or SAR awards outstanding as of February 11, May 2, August 1 and November 1, 2011, in the following amounts: Mr. Dickerson, $324,851; Mr. Krenek, $104,724; Mr. Dew, $102,192; Mr. Long, $133,512; and Mr. Vecchio, $121,500. These contributions are also reported in the “All Other Compensation” column of the Summary Compensation Table and in the “Supplemental Executive Retirement Plan” and “Anti-Dilution Adjustment for Special Dividends” columns, respectively, of the All Other Compensation Table for 2011.

(2)

These amounts include interest earned on contributions under our Supplemental Executive Retirement Plan in the following amounts: Mr. Dickerson, $13,400; Mr. Krenek, $1,902; Mr. Dew, $1,783; Mr. Long, $1,875; and Mr. Vecchio, $3,066. These amounts are also reported in the “All Other Compensation” column of the Summary Compensation Table. These earnings were calculated by applying an interest rate based on Moody’s Aa daily long-term corporate bond yield average to current year and deferred contributions. These amounts also include interest earned on aggregate deferred cash bonus incentives under our Management Bonus Program in the following amounts: Mr. Dickerson, $370; Mr. Krenek, $129; Mr. Dew, $114; Mr. Long, $123; and Mr. Vecchio, $146. Pursuant to the Management Bonus Program, to determine the interest rates used to calculate earnings we apply the Treasury rate in effect on January 31 immediately preceding the initial payout date for each award being deferred. The applicable Treasury rate is the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term. The interest rate used to calculate the earnings in 2011 was 4.5% applied to the deferred bonus award amounts for 2005.

(3)

These amounts include payments of deferred cash bonus incentives and interest earned thereon in the following amounts: Mr. Dickerson, $51,718; Mr. Krenek, $18,023; Mr. Dew, $15,985; Mr. Long, $17,239; and Mr. Vecchio, $20,374. These amounts also include payments made in 2011 pursuant to anti-dilution adjustments under the terms of our Stock Option Plan on unexercised vested option and/or SAR awards outstanding as of February 11, May 2, August 1 and November 1, 2011 and payments for accrued anti-dilution adjustments after awards vested in 2011 in the following amounts: Mr. Dickerson, $435,963; Mr. Krenek, $144,224; Mr. Dew, $141,692; Mr. Long, $173,012; and Mr. Vecchio, $148,781.

(4)

These amounts represent the aggregate balances as of December 31, 2011 for each of the Named Executive Officers pursuant to our Supplemental Executive Retirement Plan, Management Bonus Program and the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan. The balances related to our Management Bonus Program represent the deferred portion of the bonus award for calendar year 2005 and was reported in the Summary Compensation Table for that year. Before the awards for the 2006 performance year, which we paid in full in 2007 to the Named Executive Officers who received such awards, cash bonus incentive awards to the Named Executive Officers under the Management Bonus Program were paid in annual installments (25%, 15%, 15%, 15%, 15% and 15%) over a six calendar year period. The deferred balances related to our Supplemental Executive Retirement Plan were reported in the Summary Compensation Table in each contribution year. The deferred balances related to the amounts payable pursuant to the anti-dilution adjustments under the terms of our Stock Option Plan are reported in the “All Other Compensation” column of the Summary Compensation Table and in the “Anti-Dilution Adjustment for Special Dividends” column of the All Other Compensation Table in the year in which such anti-dilution adjustments are made, irrespective of when they are paid.

Potential Payments Upon Termination

We recognize that it may be difficult upon termination for senior management to find comparable employment within a short period of time. We structured the material terms and payment provisions of the termination arrangements for our Named Executive Officers in a manner consistent with our compensation philosophy and the objectives of our executive compensation program, which is designed to enable us to attract and retain highly qualified executive officers and motivate them to provide a high level of performance for our stockholders. In determining these termination arrangements, we have considered our historical compensation policies and practices as they have developed over time, national surveys of executive compensation at comparable sized companies in the energy industry and the executive compensation programs of various companies engaged in businesses similar to ours (although we do not benchmark our compensation to any particular group of companies), as well as applicable tax and accounting impacts of executive compensation. See “Compensation Discussion and Analysis.”

As discussed further under “Employment Agreements” above, we maintain employment agreements with each of our Named Executive Officers. If during the term of his employment agreement we terminate a Named Executive Officer without Cause, or as a result of his death or Disability, or if the Named Executive Officer terminates the employment agreement for Good Reason, in addition to the benefits executive employees receive generally, as well as unpaid amounts under applicable plans, policies and programs, the Named Executive Officer generally is entitled to:

•	continuation of his base salary for the remaining term of the employment agreement or 24 months, whichever is greater (payable as a lump sum in the event of his death);

•

continuation of insurance benefits (medical, dental, life and disability) for him and his family for the remaining term of the employment agreement or two years, whichever is greater, or until he becomes eligible for comparable coverage by a subsequent employer;

•	accelerated vesting of any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon termination of employment; and

•	we will provide the Named Executive Officer with customary outplacement services commensurate with his position, which will not exceed 12 months or $25,000.

The terms “Cause,” “Good Reason” and “Disability” are defined in each Named Executive Officer’s employment agreement. The employment agreements with our Named Executive Officers contain no provision for payment upon a change in control.

Each employment agreement also contains a covenant with respect to confidentiality applicable at any time during or after the term of the employment agreement and a covenant not to solicit certain of our officers or employees for a period of two years after the termination of the Named Executive Officer’s employment. In addition, as a condition to receiving the severance payments and benefits described below, the Named Executive Officer (or, if deceased or disabled, his estate or legal guardian) must execute a release of claims relating to or arising out of his employment with, and termination of employment from, our company.

The tables below reflect the amount of compensation payable to each of our Named Executive Officers who is party to an employment agreement with us in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon involuntary termination without Cause, death or Disability of the executive, voluntary termination for Good Reason, voluntary termination without Good Reason, and involuntary termination for Cause is shown below. The amounts shown assume that such termination took place on December 31, 2011. Under all these circumstances, each Named Executive Officer is entitled to receive, to the extent not previously paid, his base salary through the date of termination, the amount of any compensation accrued as of the date of termination (except as otherwise previously requested by the Named Executive Officer) and any expense reimbursements and any other cash entitlements accrued as of the date of termination. The amount of any unpaid base salary through the date of termination is not included in the total amounts shown below.

The following table describes the potential payments upon termination for Mr. Lawrence R. Dickerson, our President and Chief Executive Officer.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($896,500) (1)	$1,793,000	$1,793,000		$1,793,000	$—	$—
Annual Incentive Compensation	—	560,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	—	—		—	—	—
Benefits:
Post-Termination Health Care (4)	35,628	35,628		35,628	—	—
Life and Disability Insurance Coverages	18,038	18,038		18,038	—	—
Supplemental Executive Retirement Plan	536,650	536,650		536,650	536,650	536,650
Anti-Dilution Adjustments for Special Dividends (5)	315,350	315,350		315,350	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$2,723,666	$3,283,666		$2,723,666	$536,650	$536,650

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. Although none of the newly vested SARs would have been in-the-money under the foregoing assumptions, the value of newly vested SARs would be calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($55.26) per share of our common stock on December 30, 2011.

(4)	This value is based on the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. Gary T. Krenek, our Chief Financial Officer and Senior Vice President.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($407,500) (1)	$815,000	$815,000		$815,000	$—	$—
Annual Incentive Compensation	—	210,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	—	—		—	—	—
Benefits:
Post-Termination Health Care (4)	35,628	35,628		35,628	—	—
Life and Disability Insurance Coverages	5,860	5,860		5,860	—	—
Supplemental Executive Retirement Plan	82,885	82,885		82,885	82,885	82,885
Anti-Dilution Adjustments for Special Dividends (5)	112,125	112,125		112,125	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,076,498	$1,286,498		$1,076,498	$82,885	$82,885

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. Although none of the newly vested SARs would have been in-the-money under the foregoing assumptions, the value of newly vested SARs would be calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($55.26) per share of our common stock on December 30, 2011.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. Lyndol L. Dew, our Senior Vice President—Worldwide Operations.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($419,000) (1)	$838,000	$838,000		$838,000	$—	$—
Annual Incentive Compensation	—	210,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	—	—		—	—	—
Benefits:
Post-Termination Health Care (4)	26,612	26,612		26,612	—	—
Life and Disability Insurance Coverages	5,860	5,860		5,860	—	—
Supplemental Executive Retirement Plan	79,344	79,344		79,344	79,344	79,344
Anti-Dilution Adjustments for Special Dividends (5)	112,125	112,125		112,125	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,086,941	$1,296,941		$1,086,941	$79,344	$79,344

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. Although none of the newly vested SARs would have been in-the-money under the foregoing assumptions, the value of newly vested SARs would be calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($55.26) per share of our common stock on December 30, 2011.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. William C. Long, our Senior Vice President, General Counsel & Secretary.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason	Voluntary Termination Without Good Reason	Involuntary Termination for Cause
Compensation:
Base Salary ($420,000) (1)	$840,000	$840,000		$840,000	$—	$—
Annual Incentive Compensation	—	260,000	(2)	—	—	—
Unvested & Accelerated SARs (3)	—	—		—	—	—
Benefits:
Post-Termination Health Care (4)	35,628	35,628		35,628	—	—
Life and Disability Insurance Coverages	5,860	5,860		5,860	—	—
Supplemental Executive Retirement Plan	82,701	82,701		82,701	82,701	82,701
Anti-Dilution Adjustments for Special Dividends (5)	112,125	112,125		112,125	—	—
Outplacement Services (6)	25,000	25,000		25,000	—	—
Total:	$1,101,314	$1,361,314		$1,101,314	$82,701	$82,701

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. Although none of the newly vested SARs would have been in-the-money under the foregoing assumptions, the value of newly vested SARs would be calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($55.26) per share of our common stock on December 30, 2011.

(4)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(5)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(6)	This assumes the maximum payment under this obligation.

The following table describes the potential payments upon termination for Mr. John M. Vecchio, our Executive Vice President.

Executive Benefits & Payments Upon Termination	Involuntary Termination Without Cause	Death or Disability		Voluntary Termination for Good Reason		Voluntary Termination Without Good Reason		Involuntary Termination for Cause
Compensation:
Base Salary ($530,000) (1)	$1,060,000	$1,060,000		$1,060,000		$—		$—
Annual Incentive Compensation	—	310,000	(2)	310,000	(3)	310,000	(3)	—
Unvested & Accelerated SARs (4)	—	—		—		—		—
Benefits:
Post-Termination Health Care (5)	26,612	26,612		26,612		—		—
Life and Disability Insurance Coverages	5,860	5,860		5,860		—		—
Supplemental Executive Retirement Plan	134,015	134,015		134,015		134,015		134,015
Anti-Dilution Adjustments for Special Dividends (6)	129,469	129,469		129,469		—		—
Outplacement Services (7)	25,000	25,000		25,000		—		—
Total:	$1,380,956	$1,690,956		$1,690,956		$444,015		$134,015

(1)	This severance is payable not less frequently than in equal monthly installments following termination or, in the case of the Named Executive Officer’s death, in a lump sum.
(2)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period, other than due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan), generally are not eligible to receive a performance award for the performance period in which such termination of employment occurs. Participants who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60, death or Disability (as defined in the plan) will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(3)

This amount is payable under our Incentive Compensation Plan (based on the actual performance award paid for 2011), and assumes that Mr. Vecchio’s employment terminated on December 31, 2011, when Mr. Vecchio was over age 60, due to Retirement (as defined in our Incentive Compensation Plan). Participants in the Incentive Compensation Plan who cease to be employed by us before the end of a performance period due to Retirement (as defined in the plan) at or after age 60 will receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount (as defined in the plan) for the entire performance period.

(4)

Any unvested stock option grant or equivalent (SARs paid in stock) held by the Named Executive Officer upon involuntary termination without Cause, death or Disability of the Named Executive Officer or voluntary termination for Good Reason will be fully vested on the date of termination and be eligible for exercise as provided for in the Stock Option Plan. Although none of the newly vested SARs would have been in-the-money under the foregoing assumptions, the value of newly vested SARs would be calculated by multiplying the number of accelerated in-the-money SARs by the difference between the exercise price and the closing price ($55.26) per share of our common stock on December 30, 2011.

(5)	This value is based on the COBRA rate and assumes that coverage continues for 24 months.
(6)

This is the amount payable pursuant to anti-dilution adjustments under the terms of our Stock Option Plan based on unvested option and/or SAR awards outstanding, assuming all such awards become fully vested on the date of termination.

(7)	This assumes the maximum payment under this obligation.

STOCK OPTION PLAN

Our Stock Option Plan authorizes the issuance of options and/or SARs to acquire up to 1,500,000 shares of our common stock, of which 891,291 shares had been issued as of December 31, 2011. Stock options have a maximum term of ten years, subject to earlier termination under certain conditions, and, unless otherwise specified by the Board, Executive Committee or Compensation Committee at the time of the grant, vest in four equal, annual installments over four years. SARs have a maximum term of ten years, subject to earlier termination under certain conditions, and vest as specified at the time of the grant by the Board, Executive Committee or Compensation Committee. During 2011, 201,200 SARs were granted under the Stock Option Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan and amounts earned by each of our Named Executive Officers under our Incentive Compensation Plan during the year ended December 31, 2011.

Grants of Plan-Based Awards for 2011

Name	Grant Date	Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option/SAR Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option/SAR Awards (2)	Closing Market Price on Date of Grant (3)	Grant Date Fair Value of Stock and Option/SAR Awards (4)
			Maximum
Lawrence R. Dickerson	4/01/11	1/31/11			5,625	$78.90	$78.03	$138,754
	7/01/11	1/31/11			5,625	70.38	70.34	100,367
	10/01/11	1/31/11			5,625	55.64	54.74	72,981
	12/01/11	1/31/11			5,625	60.13	60.33	91,815
			$896,500	(5)
Gary T. Krenek	4/01/11	1/31/11			2,000	78.90	78.03	49,335
	7/01/11	1/31/11			2,000	70.38	70.34	35,686
	10/01/11	1/31/11			2,000	55.64	54.74	25,949
	12/01/11	1/31/11			2,000	60.13	60.33	32,645
			$407,500	(5)
Lyndol L. Dew	4/01/11	1/31/11			2,000	78.90	78.03	49,335
	7/01/11	1/31/11			2,000	70.38	70.34	35,686
	10/01/11	1/31/11			2,000	55.64	54.74	25,949
	12/01/11	1/31/11			2,000	60.13	60.33	32,645
			$419,000	(5)
William C. Long	4/01/11	1/31/11			2,000	78.90	78.03	49,335
	7/01/11	1/31/11			2,000	70.38	70.34	35,686
	10/01/11	1/31/11			2,000	55.64	54.74	25,949
	12/01/11	1/31/11			2,000	60.13	60.33	32,645
			$420,000	(5)
John M. Vecchio	4/01/11	1/31/11			3,000	78.90	78.03	74,002
	7/01/11	1/31/11			3,000	70.38	70.34	53,529
	10/01/11	1/31/11			3,000	55.64	54.74	38,923
	12/01/11	1/31/11			3,000	60.13	60.33	48,968
			$530,000	(5)

(1)

These amounts represent awards of SARs granted under our Stock Option Plan. In 2011 our Compensation Committee established an annual award in January authorizing the award of SARs to our executive officers in four increments over the year. These SARs vest with respect to 25% of the total number of securities underlying each grant on an annual basis commencing on the anniversary of the first grant date of the year. Please read our “Compensation Discussion and Analysis” above under the heading “Stock-Based Awards” for more information concerning awards under our Stock Option Plan.

(2)

The exercise prices were calculated in accordance with our Stock Option Plan by averaging the high and low sales prices of our common stock as traded on The New York Stock Exchange on the trading day immediately preceding the grant date.

(3)	The closing market price shown for grants on October 1, 2011 is the closing market price on September 30, 2011 because October 1, 2011 was a Saturday.
(4)	Represents the maximum fair value of each equity award recognizable in accordance with FASB ASC Topic 718 and does not include any estimates of forfeitures for service-based vesting.
(5)

These amounts represent the maximum awards established under our Incentive Compensation Plan for 2011, which were also the amounts payable (subject to the exercise of negative discretion by the Compensation Committee) if the performance target under the Incentive Compensation Plan for 2011 was reached. The actual amounts paid for 2011, which were authorized for payment by our Compensation Committee in January 2011, are reported in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” Awards under our Incentive Compensation Plan are not subject to thresholds. Please read our “Compensation Discussion and Analysis” above, under the heading “Incentive Compensation Plan,” for more information concerning awards under our Incentive Compensation Plan.

The following table shows information regarding awards granted to each of our Named Executive Officers under our Stock Option Plan outstanding as of December 31, 2011. All awards with expiration dates prior to January 2016 represent stock options, and all awards with expiration dates during or after January 2016 represent SARs.

Outstanding Equity Awards at Fiscal Year-End for 2011

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
Lawrence R. Dickerson	4,219	—	$92.67	4/27/2016
	4,219	—	83.44	7/03/2016
	1,407	—	71.87	10/02/2016
	1,407	—	79.77	12/31/2016
	5,625	—	81.42	4/02/2017
	5,625	—	101.97	7/02/2017
	5,625	—	114.21	10/01/2017
	5,625	—	144.44	12/31/2017
	4,219	1,406	117.36	4/01/2018
	4,219	1,406	140.54	7/01/2018
	4,219	1,406	103.02	10/01/2018
	2,813	1,406	59.19	12/31/2018
	2,812	2,813	64.51	4/01/2019
	2,812	2,813	83.57	7/01/2019
	2,812	2,813	95.61	10/01/2019
	2,812	2,813	99.55	12/31/2019
	1,407	4,218	87.65	4/01/2020
	1,407	4,218	61.79	7/01/2020
	1,407	4,218	68.52	10/01/2020
	1,407	4,218	64.94	12/01/2020
	—	5,625	78.90	4/01/2021
	—	5,625	70.38	7/01/2021
	—	5,625	55.64	10/01/2021
	—	5,625	60.13	12/01/2021

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
Gary T. Krenek	688	—	$92.67	4/27/2016
	688	—	83.44	7/03/2016
	344	—	71.87	10/02/2016
	688	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	1,500	500	117.36	4/01/2018
	1,500	500	140.54	7/01/2018
	1,500	500	103.02	10/01/2018
	1,000	500	59.19	12/31/2018
	1,000	1,000	64.51	4/01/2019
	1,000	1,000	83.57	7/01/2019
	1,000	1,000	95.61	10/01/2019
	1,000	1,000	99.55	12/31/2019
	500	1,500	87.65	4/01/2020
	500	1,500	61.79	7/01/2020
	500	1,500	68.52	10/01/2020
	500	1,500	64.94	12/01/2020
	—	2,000	78.90	4/01/2021
	—	2,000	70.38	7/01/2021
	—	2,000	55.64	10/01/2021
	—	2,000	60.13	12/01/2021

Lyndol L. Dew	625	—	$92.67	4/27/2016
	313	—	83.44	7/03/2016
	313	—	71.87	10/02/2016
	313	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	1,500	500	117.36	4/01/2018
	1,500	500	140.54	7/01/2018
	1,500	500	103.02	10/01/2018
	1,000	500	59.19	12/31/2018
	1,000	1,000	64.51	4/01/2019
	1,000	1,000	83.57	7/01/2019
	1,000	1,000	95.61	10/01/2019
	1,000	1,000	99.55	12/31/2019
	500	1,500	87.65	4/01/2020
	500	1,500	61.79	7/01/2020
	500	1,500	68.52	10/01/2020
	500	1,500	64.94	12/01/2020
	—	2,000	78.90	4/01/2021
	—	2,000	70.38	7/01/2021
	—	2,000	55.64	10/01/2021
	—	2,000	60.13	12/01/2021

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date
William C. Long	313	—	$22.49	5/18/2014
	313	—	23.65	7/01/2014
	313	—	32.78	10/01/2014
	313	—	39.98	12/31/2014
	688	—	45.77	4/19/2015
	688	—	53.60	7/01/2015
	688	—	61.90	10/03/2015
	688	—	69.38	12/31/2015
	1,375	—	92.67	4/27/2016
	1,375	—	83.44	7/03/2016
	1,375	—	71.87	10/02/2016
	1,375	—	79.77	12/31/2016
	2,000	—	81.42	4/02/2017
	2,000	—	101.97	7/02/2017
	2,000	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	1,500	500	117.36	4/01/2018
	1,500	500	140.54	7/01/2018
	1,500	500	103.02	10/01/2018
	1,500	500	59.19	12/31/2018
	1,000	1,000	64.51	4/01/2019
	1,000	1,000	83.57	7/01/2019
	1,000	1,000	95.61	10/01/2019
	1,000	1,000	99.55	12/31/2019
	500	1,500	87.65	4/01/2020
	500	1,500	61.79	7/01/2020
	500	1,500	68.52	10/01/2020
	500	1,500	64.94	12/01/2020
	—	2,000	78.90	4/01/2021
	—	2,000	70.38	7/01/2021
	—	2,000	55.64	10/01/2021
	—	2,000	60.13	12/01/2021

	Option/SAR Awards (1)

Name	Number of Securities Underlying Unexer- cised Options/SARs Exercisable	Number of Securities Underlying Unexer- cised Options/SARs Unexercisable	Option/SAR Exercise Price	Option/SAR Expiration Date

John M. Vecchio	1,000	—	$92.67	4/27/2016
	500	—	83.44	7/03/2016
	500	—	71.87	10/02/2016
	500	—	79.77	12/31/2016
	1,000	—	81.42	4/02/2017
	1,500	—	101.97	7/02/2017
	1,500	—	114.21	10/01/2017
	2,000	—	144.44	12/31/2017
	1,500	500	117.36	4/01/2018
	1,500	500	140.54	7/01/2018
	1,500	500	103.02	10/01/2018
	1,000	500	59.19	12/31/2018
	1,000	1,000	64.51	4/01/2019
	1,000	1,000	83.57	7/01/2019
	1,000	1,000	95.61	10/01/2019
	1,000	1,000	99.55	12/31/2019
	750	2,250	87.65	4/01/2020
	750	2,250	61.79	7/01/2020
	750	2,250	68.52	10/01/2020
	750	2,250	64.94	12/01/2020
	—	3,000	78.90	4/01/2021
	—	3,000	70.38	7/01/2021
	—	3,000	55.64	10/01/2021
	—	3,000	60.13	12/01/2021

(1)

Each stock option and SAR granted to the Named Executive Officers and reported above vests and becomes exercisable with respect to 25% of its underlying securities per year over the first four years of its term, and has or will commence vesting nine years prior to the first expiration date reported for stock options or SARs in each calendar year above.

There were no exercises of awards granted under our Stock Option Plan by our Named Executive Officers during the year ended December 31, 2011.

TRANSACTIONS WITH RELATED PERSONS

We have a written policy that any transaction, regardless of the size or amount, involving us or any of our subsidiaries in which any of our directors, director nominees, executive officers, principal stockholders or any of their immediate family members has had or will have a direct or indirect material interest, be reviewed and approved or ratified by our Audit Committee, without the participation of any member who may be involved in the transaction. All such transactions are to be submitted to our General Counsel for review and reported to our Audit Committee for its consideration. In each case, the Audit Committee will consider, in light of all of the facts and circumstances it deems relevant, whether the transaction is fair and reasonable to us.

Transactions with Loews. Prior to the initial public offering of our common stock in October 1995, or the Initial Public Offering, we were a wholly owned subsidiary of Loews. In connection with the Initial Public Offering, we entered into agreements with Loews pursuant to which Loews provides certain management, administrative and other services to us and certain other obligations were assumed by the parties. These agreements, which are described below, were not the result of arm’s length negotiations between the parties.

Services Agreement. We are party to a services agreement with Loews, or the Services Agreement, pursuant to which Loews performs certain administrative and technical services on our behalf. Such services include personnel, internal auditing, accounting and cash management services, in addition to advice and assistance with respect to preparation of tax returns and obtaining insurance. Under the Services Agreement, we are required to reimburse Loews for (i) allocated personnel costs (such as salaries, employee benefits and payroll taxes) of the Loews personnel actually providing such services and (ii) all out-of-pocket expenses related to the provision of such services. The Services Agreement may be terminated at our option upon 30 days’ notice to Loews and at the option of Loews upon six months’ notice to us. In addition, we have agreed to indemnify Loews for all claims and damages arising from the provision of services by Loews under the Services Agreement unless due to the gross negligence or willful misconduct of Loews. We were charged $1.1 million by Loews for these support functions during the year ended December 31, 2011.

Registration Rights Agreement. Under a Registration Rights Agreement dated as of October 16, 1995, as amended, between us and Loews, subject to certain limitations, we will file, upon the request of Loews, one or more registration statements under the Securities Act of 1933, as amended, subject to a maximum of two remaining requests, in order to permit Loews to offer and sell any of our common stock that Loews may hold. Loews will bear the costs of any such registered offering, including any underwriting commissions relating to shares it sells in any such offering, any related transfer taxes and the costs of complying with non-U.S. securities laws, and any fees and expenses of separate counsel and accountants retained by Loews. We have the right to require Loews to delay any exercise by Loews of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be adversely affected. In addition, we have the right to require Loews to suspend the use of any resale prospectus or prospectus supplement included in a “shelf” registration statement for a reasonable period of time, not to exceed 90 days in any one instance or an aggregate of 120 days in any 12-month period, if we are conducting or about to conduct an underwritten public offering of our securities for our own account, or would be required to disclose information regarding our company not otherwise then required by law to be publicly disclosed where such disclosure would reasonably be expected to adversely affect any material business transaction or negotiation in which we are then engaged. Subject to certain conditions, we have also granted Loews the right to include its shares of our common stock in any registration statements covering offerings of our common stock by us, and we will pay all costs of such offerings other than underwriting commissions and transfer taxes attributable to the shares sold on behalf of Loews. We will indemnify Loews, and Loews will indemnify us, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement, as amended.

In addition, since 2006 we have purchased performance and appeal bonds in support of our drilling operations offshore Mexico and workers compensation claims, respectively, from affiliates of a majority-owned subsidiary of Loews after obtaining competitive quotes. At December 31, 2011, one such performance bond totaling $11.8 million was outstanding. Premiums and fees associated with bonds purchased from affiliates totaled $80,000 in 2011.

Transactions with Other Related Parties. From time to time, we hire marine vessels and helicopter transportation services at the prevailing market rate from subsidiaries of SEACOR Holdings Inc. Mr. Fabrikant, who is a member of our Board of Directors, is the Executive Chairman of the Board of SEACOR Holdings Inc. For the year ended December 31, 2011, we paid $0.1 million for the hire of such vessels and such services.

During the year ended December 31, 2011 we made payments of $1.2 million to Ernst & Young LLP for tax and other consulting services. The wife of our President and Chief Executive Officer is an audit partner at this firm.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Proposal No. 2)

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to serve as our independent auditors for 2012. Although it is not required to do so, our Board of Directors wishes to submit the selection of Deloitte & Touche LLP for ratification by our stockholders at the Annual Meeting. Even if this selection is ratified by stockholders at the Annual Meeting, the Audit Committee may in its discretion change the appointment at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders. If our stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider its selection.

We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, with an opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

Deloitte & Touche LLP and its affiliates billed the following fees for professional services rendered to us and our subsidiaries for the years ended December 31, 2011 and 2010:

	2011	2010
Audit Fees (1)	$2,140,700	$1,911,900
Audit-Related Fees (2)	—	42,000
Tax Fees (3)	118,600	63,900
All Other Fees (4)	—	—

Total	$2,259,300	$2,017,800

(1)

Includes the aggregate fees and expenses for the audit of our annual financial statements and internal control over financial reporting, reviews of our quarterly financial statements and various statutory audits of our foreign subsidiaries.

(2)	Includes the aggregate fees and expenses for the audit of our employee benefit plans.
(3)	Includes the aggregate fees and expenses for tax compliance and tax planning and consulting services.
(4)	Includes the aggregate fees and expenses for general consulting services.

Auditor Engagement and Pre-Approval Policy

In order to assure the continued independence of our independent auditor, currently Deloitte & Touche LLP, the Audit Committee has adopted a policy requiring its pre-approval of all audit and non-audit services performed by the independent auditor. Under this policy, the Audit Committee annually pre-approves certain limited, specified recurring services which may be provided by Deloitte & Touche LLP, subject to maximum dollar limitations. All other engagements for services which may be provided by Deloitte & Touche LLP must be specifically pre-approved by the Audit Committee, or a designated committee member to whom this authority has been delegated. Since its adoption of this policy in July 2003, the Audit Committee or its designee has pre-approved all engagements by us and our subsidiaries for services of Deloitte & Touche LLP, including the terms and fees thereof, and concluded that such engagements were compatible with the continued independence of Deloitte & Touche LLP in serving as our independent auditor.

The Board of Directors recommends a vote FOR Proposal No. 2.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 3)

As required by Section 14A of the Exchange Act and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a “say-on-pay” vote, is a non-binding vote on the compensation paid to our Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including under the captions “Compensation Discussion and Analysis” and “Executive Compensation” in this Proxy Statement.

Our executive compensation program is designed to attract, motivate and retain highly qualified executives who are able to help achieve our company’s objectives and create stockholder value. Our executive compensation programs and goals are described in detail in the Compensation Discussion and Analysis and the level of compensation paid to our Named Executive Officers during the last three years is set out in the Summary Compensation Table and related information above. Our Compensation Committee believes that our executive compensation program is effective in achieving our goals.

This advisory vote on executive compensation is not binding on our Board of Directors. However, the Board and our Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

Accordingly, our Board of Directors recommends a vote FOR the following resolution:

“RESOLVED, that the compensation paid to our company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved on an advisory basis.”

APPROVAL OF THE DIAMOND OFFSHORE DRILLING, INC.

INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

(Amended and Restated as of March 20, 2012)

(Proposal No. 4)

As previously noted, it is the policy of our Board and Compensation Committee that where our compensation policy can be implemented in a manner which maximizes deductibility of compensation for federal income tax purposes, we seek to do so. Accordingly, in 2005 we adopted, and our stockholders approved, our Incentive Compensation Plan. In 2007, we adopted, and our stockholders approved, our Incentive Compensation Plan (Amended and Restated as of January 1, 2007), which was further amended and restated as of December 18, 2009. Under the rules of the Internal Revenue Service, the Incentive Compensation Plan must be re-approved by our stockholders every five years in order to maintain deductibility by us of awards thereunder for federal income tax purposes. Accordingly, our Compensation Committee has adopted, and our Board of Directors has ratified and approved, the Incentive Compensation Plan (Amended and Restated as of March 20, 2012) and directed that the Incentive Compensation Plan, as so amended and restated, be submitted to our stockholders for approval. The Incentive Compensation Plan (Amended and Restated as of March 20, 2012) does not materially amend or modify our Incentive Compensation Plan as previously in effect. For purposes of the following discussion, references to the Incentive Compensation Plan mean our Incentive Compensation Plan (Amended and Restated as of March 20, 2012).

The Incentive Compensation Plan is designed to qualify the amounts paid under its terms to our executive officers as “qualified performance-based compensation” under Section 162(m) of the Code. This qualification will allow amounts awarded under the Incentive Compensation Plan to be deductible by us for federal income tax purposes, even if, when combined with other compensation, the award causes the compensation of any of the participants to exceed $1 million.

The material features of the Incentive Compensation Plan are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Compensation Plan which is attached as Exhibit A to this Proxy Statement. If our stockholders do not approve the Incentive Compensation Plan, awards thereunder may not be fully deductible for federal income tax purposes.

Summary of the Incentive Compensation Plan

Eligibility. All of our executive officers (currently six persons) are eligible to participate in the Incentive Compensation Plan. The Compensation Committee has the sole authority to designate which executive officers are to participate in the Incentive Compensation Plan.

Designation of Awards. Within the first 90 days of each calendar year, or the Designation Period, the Compensation Committee may designate one or more of our executive officers, each of whom we refer to as a Participant, to participate in the Incentive Compensation Plan for specified calendar years, or a Performance Period. The Compensation Committee may designate awards for future Performance Periods, or a Multiple Award Period.

Before the end of the Designation Period for a Performance Period, the Compensation Committee will allocate, on behalf of each Participant, either:

•

the amount available for performance awards to such Participant, on the basis of the objective performance goals for such Performance Period, pursuant to a formula determined by the Compensation Committee; or

•	a percentage of the Performance-Based Amount for that Performance Period on which the Participant’s award will be based.

The Performance-Based Amount is the aggregate amount of the performance awards determined for the Performance Period, based on the objective performance goals established by the Committee for the Performance Period before the end of the Designation Period. The performance goals will be stated as specific amounts of, or specific changes in, one or more of the financial measures set forth in the Incentive Compensation Plan, including EBITDA; revenues; earnings, including operating earnings; earnings per share, including operating earnings per share; stockholders’ equity; return on equity; assets; return on assets; capital; return on capital; book value; operating margins; cash flow; stockholder return; expenses; expense ratios; loss ratios; debt-to-capital ratio; or market share. The Compensation Committee may specify any reasonable definition of the financial measures it uses.

In the event of a Multiple Award Period, before the end of the first Designation Period for all included Performance Periods the Compensation Committee will allocate on behalf of each Participant, using one of the methods described above, a portion of the Performance-Based Amount for each Performance Period within the Multiple Award Period, or, in the alternative, an aggregate formula for the later Performance Periods within the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. The Compensation Committee may make an award for a Performance Period to a Participant who has received an award for a Multiple Award Period which includes that Performance Period, provided that this is done prior to the end of the Designation Period for that Performance Period.

Maximum Award. The maximum amount payable under the Incentive Compensation Plan to any Participant is $1 million for each year in the Performance Period.

Reduction of Awards. At the time that an award is allocated to a Participant, the Compensation Committee may, in its discretion, determine to reserve the authority to reduce the amount payable to a Participant below the portion of the Performance-Based Amount allocated to such Participant. This so-called “negative discretion” may be applied by the Compensation Committee, in its discretion, at the time the Performance-Based Amount for the applicable Performance Period has been determined.

Deferral of Payments. Subject to the applicable provisions of the Code, the Compensation Committee may, in its discretion, permit Participants to elect to defer payment of all or part of any award, together with interest accrued from the originally scheduled payment date.

Termination of Employment. If any Participant ceases to be employed by us or our subsidiaries before the end of a Performance Period (other than due to Retirement, as defined in the Incentive Compensation Plan, death or Disability, as defined in the Incentive Compensation Plan), that Participant will not be eligible to receive a bonus award for that Performance Period unless the Compensation Committee determines that payment of the award is in our best interest, in which case the Participant will receive an award prorated to the date of cessation of employment. Participants who cease to be employed by us or our subsidiaries before the end of a Performance Period due to Retirement, death or Disability will receive an award prorated to the date of cessation of employment.

Amendments and Termination. The Compensation Committee may amend the Incentive Compensation Plan at any time, provided that changes may be made only if they are consistent with the provisions of the Code and do not adversely affect our ability to deduct the compensation which may be paid pursuant to the Incentive Compensation Plan for federal income tax purposes. No amendment that requires stockholder approval under the Code may be made without that approval. The Board of Directors may terminate the Incentive Compensation Plan at any time.

New Plan Benefits

Because awards under the Incentive Compensation Plan are based upon the Performance-Based Amount, which is determined based on the performance goals established by the Compensation Committee, the amount of any awards that may be payable to Participants for 2012 cannot currently be determined. However, as noted above, there is a maximum award for any Participant in any Performance Period. The following table sets forth certain information as to awards granted in 2011 under the Incentive Compensation Plan as previously in effect that were received by each of the Named Executive Officers, all of our executive officers as a group, all of our non-executive directors as a group and all of our non-executive officer employees as a group. All awards under the Incentive Compensation Plan have been and will be made in consideration of services rendered or to be rendered to us or any of our subsidiaries by the Participants.

Name and Position	Dollar Value	Number of Units
Lawrence R. Dickerson President and Chief Executive Officer	$560,000	0

John M. Vecchio Executive Vice President	310,000	0

Gary T. Krenek Senior Vice President and Chief Financial Officer	210,000	0

William C. Long Senior Vice President, General Counsel & Secretary	260,000	0

Lyndol. L. Dew Senior Vice President—Worldwide Operations	210,000	0

Executive Group	1,650,000	0

Non-Executive Director Group	0	0

Non-Executive Officer Employee Group	0	0

The Board of Directors recommends a vote FOR Proposal No. 4.

SOLICITATION EXPENSES

We will bear the cost of preparing, printing and mailing Notices, this Proxy Statement and the accompanying proxy card and of this solicitation of proxies on behalf of our Board of Directors. In addition to solicitation by mail, we may solicit proxies personally, by telephone or other means. We intend to request brokerage houses, custodians, nominees and others who hold our common stock in their names to solicit proxies from the persons who beneficially own such stock and we will reimburse these brokerage houses, custodians, nominees and others for the reasonable costs of sending the proxy materials to the beneficial owners of our common stock.

COMMUNICATIONS WITH DIAMOND OFFSHORE AND OTHERS

Interested parties, including stockholders, wishing to communicate directly with the Lead Director, other non-management directors or the Board as a whole may do so by writing to Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary. Stockholders should clearly specify in each communication the name of the individual director or group of directors to whom the communication is addressed. We will deliver all such communications to the director or directors to whom they are addressed.

Stockholder proposals intended for inclusion in the proxy statement to be issued in connection with our 2013 annual meeting of stockholders must be addressed to: Diamond Offshore Drilling, Inc., 15415 Katy Freeway, Suite 100, Houston, Texas 77094, Attention: Corporate Secretary, and must be received no later than November 29, 2012.

Stockholder proposals submitted outside of the Commission’s procedures for including such proposals in our proxy statement must be mailed or delivered to the attention of the Corporate Secretary at the address above and must be received by our Corporate Secretary no later than November 29, 2012. If a proposal is received after that date, our proxy for the 2013 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2013 annual meeting of stockholders.

OTHER MATTERS

While management has no reason to believe that any other business will be presented, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

By Order of the Board of Directors

WILLIAM C. LONG
Senior Vice President, General Counsel and Secretary

EXHIBIT A

THE DIAMOND OFFSHORE DRILLING, INC.

INCENTIVE COMPENSATION PLAN FOR EXECUTIVE OFFICERS

(Amended and Restated as of March 20, 2012)

1.	PURPOSE OF THE PLAN

The purpose of The Diamond Offshore Drilling, Inc. Incentive Compensation Plan for Executive Officers (the “Plan”) is to provide a means of rewarding certain executive officers of Diamond Offshore Drilling, Inc. (the “Corporation”) who have contributed to the profitability of the Corporation in a manner which permits such compensation to be deductible by the Corporation for federal income tax purposes.

2.	ADMINISTRATION OF THE PLAN

The administration of this Plan shall be vested in the Compensation Committee of the Board of Directors of the Corporation, or such other committee of the Board of Directors which shall succeed to the functions and responsibilities of such committee in relation to this Plan (the “Committee”), which shall make all determinations necessary under this Plan. All members of the Committee shall qualify as “outside directors” (as the term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, as they may from time to time be in effect (the “Regulations”)). No member of the Committee shall be entitled to participate in this Plan.

3.	PARTICIPATION IN THE PLAN

Executive officers of the Corporation shall be eligible to participate in this Plan. Within the period specified in the Regulations within which a performance goal is required to be established to qualify as a pre-established performance goal (the “Designation Period”), the Committee may designate one or more such executive officers of the Corporation (each, a “Participant”) who shall participate in this Plan for the Performance Period or the Multiple Award Period (as those terms are defined in Section 6 below).

4.	PERFORMANCE GOALS

(a) Performance Awards Generally. The Committee is authorized to grant performance awards on the terms and conditions specified in this Section 4. Performance awards shall be payable in cash. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, except as limited under this Section 4. All performance awards are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and the Regulations thereunder, and the grant and settlement of such performance awards shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 4.

(b) Objective Performance Goals. Prior to the end of the Designation Period, the Committee shall establish written, objective performance goals for a Performance Period (the “Goals”). In the event of a Multiple Award Period, the Goals shall be established prior to the end of the Designation Period for the first Performance Period in the Multiple Award Period. The Goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4(c). The Goals need not be the same for different Performance Periods. The aggregate amount of the performance awards determined based on the Goals for a given award period (the “Performance-Based Amount”) shall be allocated to the Participants in accordance with Section 5 hereof.

(c) Financial Measures. The Committee shall use any one or more of the following financial measures to establish the Goals under Section 4(b): EBITDA, revenues, earnings, including operating earnings, earnings per share, including operating earnings per share, stockholders’ equity, return on equity, assets, return on assets, capital, return on capital, book value, operating margins, cash flow, stockholder return, expenses, expense ratios, loss ratios, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses.

(d) Written Determinations. The Committee shall record in writing, in a manner conforming to applicable Regulations under Section 162(m) of the Code, prior to settlement of each such award granted to a Participant, that the Goals relating to the performance award and other material terms of the award upon which settlement of the award was conditioned have been satisfied.

5.	AWARDS TO PARTICIPANTS

Prior to the end of the Designation Period for a Performance Period, the Committee shall allocate in writing, on behalf of each Participant, (a) the amount available for performance awards to such Participant, on the basis of the Goals for such Performance Period, pursuant to a formula determined by the Committee subject to and in accordance with Section 4 and this Section 5 or (b) a percentage of Performance-Based Amount on which such Participant’s award will be based and, in each case, the Committee may, in its discretion, determine to reserve the discretion (“Negative Discretion”) to reduce the amount payable to the Participant below the designated portion of Performance-Based Amount. In the event of a Multiple Award Period, prior to the end of the first Designation Period for all included Performance Periods the Committee shall allocate in writing, on behalf of each Participant, a portion of Performance-Based Amount (which shall be determined as provided in clause (a) or (b) above in this Section 5) for each of the Performance Periods in the Multiple Award Period or, in the alternative, an aggregate formula for the later Performance Periods in the Multiple Award Period based on the total of assigned portions of Performance-Based Amount for the then current and the prior Performance Periods included in the Multiple Award Period. In no event shall the sum of the portions of Performance-Based Amount allocated to Participants exceed the Performance Based Amount determined in Section 4 for any Performance Period, nor shall any exercise of Negative Discretion with respect to one Participant increase the amount payable to any other Participant. In no event shall overlapping Performance Periods or Multiple Award Periods be established for a Participant. The Committee shall set a maximum amount payable for each Participant for each Performance Period, which shall not exceed $1,000,000 per year or a pro rata portion thereof for Performance Periods which are greater or less than one year.

6.	PERFORMANCE PERIOD

The term “Performance Period” means a period established by the Committee during which performance will be measured for purposes of determining the extent to which one or more Participants will receive awards under this Plan. Generally, a Performance Period shall be the twelve-month period commencing January 1 of a calendar year and ending on December 31 of such calendar year. In addition, the Committee may establish Performance Periods beginning and/or ending on other dates (including without limitation Performance Periods of less or more than one calendar year). Furthermore, the Committee may designate Participants for future Performance Period awards (a “Multiple Award Period”).

7.	CERTIFICATION OF PERFORMANCE AWARDS UNDER THE PLAN

Following the completion of each Performance Period, the Committee shall certify in writing (i) the Performance-Based Amount, if any, for such Performance Period and (ii) the performance awards that are consequently payable to the Participants according to the pre-established formulae.

8.	PAYMENT AND DEFERRAL OF PAYMENT OF AWARDS

(a) Except as otherwise provided in this Section 8, performance awards for each Performance Period shall be paid to Participants upon such terms as the Committee determines to be appropriate, including, without limitation, deferral of all or a portion of the performance award, subject to applicable provisions of the Code and the Regulations (and any applicable Internal Revenue Service (“IRS”) guidance thereunder). All portions of performance awards that are not deferred shall be paid as soon as administratively feasible after the Initial Payout Date (as defined below). In the event payment of any portion of performance awards is deferred the deferred portion of the performance award shall bear “interest” at a rate per annum equal to the Treasury rate in effect on the January 31 immediately preceding the Initial Payout Date for the performance award being deferred. The applicable Treasury rate shall be the rate for Treasury bills, bonds or notes with a term closest to the midpoint of the deferral term of the performance award. For instance, if a portion of a performance award is deferred for 60 months that portion of the performance award will bear “interest” at the Treasury rate closest to 30 months. “Interest” shall be payable with each deferred payment of performance awards and shall be calculated on the balance outstanding since the immediately preceding payment of a portion of the performance awards.

(b) No deferral of the payment of all or any portion of a performance award shall be permitted if and to the extent such deferral would cause such payment, or any portion thereof, to be treated as “deferred compensation” taxable under Section 409A(a)(1) of the Code or the Regulations or other IRS guidance thereunder.

(c) Except as provided in subsection (d), (e) or (f) of this Section 8 or Section 9, if a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, such termination shall cause the Participant to forfeit any and all amounts remaining to be paid to such Participant under the Plan, including, but not limited to, any performance award as to which the Initial Payout Date has not been attained prior to the termination.

(d) In the event a Participant’s employment with the Corporation or any of its subsidiaries terminates by reason of his or her death, Retirement (as defined below), or Disability (as defined below), the Corporation shall pay to such Participant (or to such Participant’s estate) the full amount of his or her unpaid performance awards. Such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(e) Unless a Participant’s employment with the Corporation or any of its subsidiaries is terminated voluntarily by the Participant or is Terminated for Cause, the Corporation shall pay to such Participant the full amount of his or her unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the date of such Participant’s termination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of termination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(f) Regardless of how a Participant’s employment with the Corporation or any of its subsidiaries terminates, the Committee, in its sole discretion, may elect to have the Corporation pay to such Participant all or any part of his or her unpaid performance awards. Subject to Section 8(b), such payment shall be made as soon as administratively feasible following the Committee’s determination, except that, in the case of any performance award as to which the Initial Payout Date has not been attained prior to the date of such determination, such payment shall be made on the Initial Payout Date, or as soon as administratively feasible thereafter.

(g) Any amounts forfeited by any Participant under the Plan shall not be restored to the Performance-Based Amount or paid to another Participant as a performance award. Furthermore, at all times each Performance-Based Amount remains the property of the Corporation until such amounts are allocated as performance awards and paid to Participants pursuant to the terms of the Plan.

(h) Performance awards to Participants will be treated for tax purposes the same as amounts paid to such Participant as salary in the year in which such performance award is actually paid.

(i) For purposes of this Section 8 and Section 9, the following capitalized terms shall have the following meanings:

(i) Disability. “Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, as provided in Section 409A(a)(2)(C) of the Code and the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4). For purposes of this Section 8 and Section 9, a Participant will be deemed disabled if such Participant is determined to be totally disabled by the Social Security Administration. Moreover, a Participant will be deemed disabled if such Participant is determined to be disabled in accordance with a disability insurance program of the Company, provided that the definition of disability applied under such disability insurance program complies with the requirements of the Regulations (and any applicable IRS guidance thereunder), including Prop. Treas. Reg. § 1.409A-3(g)(4).

(ii) Initial Payout Date. The Payout Date immediately following a Performance Period.

(iii) Payout Date. A date selected by the Committee.

(iv) Retirement. Termination of employment with the Corporation or any of its subsidiaries by a Participant on or after reaching age 60, unless the Participant’s employment is Terminated for Cause.

(v) Terminated for Cause. The term “Cause” shall have the meaning set forth in the employment or engagement agreement between a Participant and the Company or any Subsidiary thereof, if such an agreement exists and contains a definition of Cause; otherwise Cause shall mean (1) conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a Participant’s employment, engagement or directorial duties, (3) willful and deliberate failure on the part of a Participant to perform the Participant’s employment, engagement or directorial duties in any material respect or (4) such other events as shall be determined in good faith by the Board. The Board shall, unless otherwise provided elsewhere or in an employment agreement with the Participant, have the sole discretion to determine whether Cause exists, and its determination shall be final.

9.	SEPARATION FROM THE CORPORATION AND ITS SUBSIDIARIES

(a) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period, other than due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8), shall not be eligible to receive a performance award for the Performance Period in which such termination of employment occurs; provided, that the Committee may, in its sole discretion, determine that such a Participant shall receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount for the entire Performance Period.

(b) Participants who cease to be employed by the Corporation or its subsidiaries prior to the end of a Performance Period due to Retirement (as defined in Section 8), death or Disability (as defined in Section 8) shall receive a performance award which is prorated to the date of cessation of employment but based upon the Performance-Based Amount for the entire Performance Period.

(c) Any Participant may designate in writing the beneficiary of the unpaid amount of a performance award (including the amount of any performance award which was previously deferred) in case of death and if no designation has been made, or if any such designation shall become ineffective, any such unpaid amount will be paid to the Participant’s estate. Such designation shall be effective upon receipt thereof by the Corporation. Any such designation may be revoked in writing by a Participant at any time without the consent of any such beneficiary.

10.	AMENDMENTS

The Committee may amend this Plan at any time, provided that such changes may be made consistent with the provisions of Section 162(m) of the Code and the Regulations without adversely affecting the ability of the Corporation to deduct the compensation which may be paid pursuant to this Plan for federal income tax purposes. The Committee may also amend this Plan as it deems necessary or appropriate to comply with any applicable provisions of the Code or the Regulations (and any applicable IRS guidance thereunder) in relation to the ability to defer award payments in a manner that will avoid the application of Section 409A(a)(1) of the Code to such payments. If the Code or the Regulations would require stockholder approval of such amendment in order for payments under this Plan to be deductible, then no such amendment shall be effective without such approval.

11.	TERMINATION

The Board of Directors of the Corporation may terminate this Plan at any time. No termination of this Plan shall adversely affect the right of any person to receive any award for a Performance Period or Periods for which such person had been designated under Section 3 of this Plan, or amounts previously awarded to such person but deferred in accordance with Section 8 of this Plan plus any interest thereon.

12.	MISCELLANEOUS

(a) Nothing contained in this Plan shall be construed as giving any executive officer of the Corporation the right to participate in this Plan or to continued employment or any interest in any asset of the Corporation or any of its subsidiaries, nor to prevent the Corporation or any of its subsidiaries or affiliates from taking any action which it deems to be appropriate or in its best interests, whether or not such action would have an adverse effect on this Plan or the amounts payable hereunder.

(b) This Plan shall be unfunded and the Corporation shall not be required to establish any segregation of assets to assure payment of any awards made hereunder.

(c) A Participant may not sell, transfer or assign any right or interest in this Plan except as provided in Section 9(c) hereof and any attempted sale, transfer or assignment shall be null and void.

(d) This Plan shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the Code and the Regulations.

13.	EFFECTIVE DATE

This Plan, as amended, shall be effective as of March 20, 2012 and shall remain in effect until terminated in accordance with Section 11 hereof.

DIAMOND OFFSHORE DRILLING, INC. 15415 KATY FREEWAY HOUSTON, TX 77094

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M45528-P21641-Z57232	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DIAMOND OFFSHORE DRILLING, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4:

1.	Election of Directors		For	Against	Abstain

Nominees:
	1a.	James S. Tisch	☐	☐	☐			For	Against	Abstain
	1b.	Lawrence R. Dickerson	☐	☐	☐	2.	Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for fiscal year 2012.	☐	☐	☐
	1c.	John R. Bolton	☐	☐	☐
	1d.	Charles L. Fabrikant	☐	☐	☐	3.	To approve, on an advisory basis, executive compensation.	☐	☐	☐
	1e.	Paul G. Gaffney II	☐	☐	☐
	1f.	Edward Grebow	☐	☐	☐	4.	To approve the Company’s amended and restated Incentive Compensation Plan for Executive Officers.	☐	☐	☐
	1g.	Herbert C. Hofmann	☐	☐	☐
	1h.	Clifford M. Sobel	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
	1i.	Andrew H. Tisch	☐	☐	☐
	1j.	Raymond S. Troubh	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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M45529-P21641-Z57232

DIAMOND OFFSHORE DRILLING, INC.

This proxy is solicited on behalf of the Board of Directors

for the 2012 Annual Meeting of Stockholders

on May 22, 2012

The undersigned hereby appoints Lawrence R. Dickerson, William C. Long and Gary T. Krenek, and any one of them, and any substitute or substitutes, to be the attorneys and proxies of the undersigned at the 2012 Annual Meeting of Stockholders of Diamond Offshore Drilling, Inc. (the “Company”) to be held at the Regency Hotel, 540 Park Avenue, New York, New York 10065 at 11:30 a.m. local time, and at any adjournments or postponements of said meeting, and to vote at such meeting the shares of stock the undersigned held of record on the books of the Company on the record date for the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the meeting.

Continued and to be signed on reverse